EXECUTION COPY

                        HOME EQUITY LOAN TRUST 2006-HSA5

                                     Issuer

                                       AND

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                                Indenture Trustee



                                    INDENTURE

                         Dated as of September 28, 2006


________________________________________________________________________________


                       HOME EQUITY LOAN-BACKED TERM NOTES

                 HOME EQUITY LOAN-BACKED VARIABLE FUNDING NOTES


________________________________________________________________________________

                 RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
                      ACT OF 1939 AND INDENTURE PROVISIONS*

       Trust Indenture
         Act Section                                Indenture Section

           310(a)(1).............................           6.11
             (a)(2)..............................           6.11
             (a)(3)..............................           6.10
             (a)(4)..............................       Not Applicable
             (a)(5)..............................           6.11
             (b).................................           6.08, 6.11
             (c).................................       Not Applicable
           311(a)................................           6.12
             (b).................................           6.12
             (c).................................       Not Applicable
           312(a)................................           7.01, 7.02(a)
             (b).................................           7.02(b)
             (c).................................           7.02(c)
           313(a)................................           7.04
             (b).................................           7.04
             (c).................................           7.03(a)(iii), 7.04
             (d).................................           7.04
           314(a)................................           3.10, 7.03(a)
              (b)................................           3.07
             (c)(1)..............................           8.05(c), 10.01(a)
             (c)(2)..............................           8.05(c), 10.01(a)
             (c)(3)..............................       Not Applicable
             (d)(1)..............................           8.05(c), 10.01(b)
             (d)(2)..............................           8.05(c), 10.01(b)
             (d)(3)..............................           8.05(c), 10.01(b)
             (e).................................          10.01(a)
           315(a)................................           6.01(b)
             (b).................................           6.05
             (c).................................           6.01(a)
             (d).................................           6.01(c)
             (d)(1)..............................           6.01(c)
             (d)(2)..............................           6.01(c)
             (d)(3)..............................           6.01(c)
             (e).................................           5.13
           316(a)(1)(A)..........................           5.11
           316(a)(1)(B)..........................           5.12
           316(a)(2).............................      Not Applicable
           316(b)................................           5.07
           317(a)(1).............................           5.04
           317(a)(2).............................           5.03(d)
           317(b)................................           3.03(a)
           318(a)................................          10.07

___________________________
*This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

               This  Indenture,  dated as of September  28,  2006,  between HOME
EQUITY LOAN TRUST 2006-HSA5, a Delaware statutory trust, as Issuer (the "Issuer"), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Indenture Trustee (the "Indenture Trustee"),

                                WITNESSETH THAT:

               Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Series 2006-HSA5 Home Equity Loan-Backed Term Notes and Home Equity Loan-Backed Variable Funding Notes (together, the "Notes") and the Credit Enhancer.

                                 GRANTING CLAUSE

               The Issuer hereby Grants to the Indenture  Trustee at the Closing
Date, as trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to the Home Equity Loans and to all accounts, chattel paper, general intangibles, payment intangibles, contract rights, certificates of deposit, deposit accounts, instruments, documents, letters of credit, money, advices of credit, investment property, goods and other property consisting of, arising under or related to whether now existing or hereafter created in (a) the Home Equity Loans, including, without limitation, the benefit of the representations and warranties made by the Seller in Section 3.1(a) and Section 3.1(b) of the Purchase Agreement concerning the Home Equity Loans and the right to enforce the remedies against the Seller provided in such Section 3.1 to the same extent as though such representations and warranties were made directly to the Indenture Trustee, (b) the Payment Account, all funds on deposit or credited thereto from time to time and all proceeds thereof and (c) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

               The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

               The foregoing Grant shall inure to the benefit of the Credit Enhancer in respect of draws made on the Policy and amounts owing to the Credit Enhancer from time to time pursuant to the Insurance Agreement and payable to the Credit Enhancer pursuant to this Indenture, and such Grant shall continue in full force and effect for the benefit of the Credit Enhancer until all such amounts owing to it have been repaid in full.

               The Indenture Trustee, as trustee on behalf of the Holders of the Notes, (i) acknowledges such Grant, (ii) accepts the trust under this Indenture in accordance with the provisions hereof, (iii) agrees to perform its duties as Indenture Trustee as required herein and (iv) acknowledges receipt of the Policy and shall hold such Policy in accordance with the terms of this Indenture for the benefit of the Holders of the Notes.

                                    ARTICLE I

                                   Definitions

                Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

                Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the Securities and Exchange Commission.

               "indenture securities" means the Notes.

               "indenture security holder" means a Noteholder.

               "indenture to be qualified" means this Indenture.

               "indenture  trustee"   or   "institutional  trustee"  means  the
                Indenture Trustee.

               "obligor" on the  indenture  securities  means the Issuer and any other obligor on the indenture securities.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

                Section  1.03.  Rules  of   Construction.   Unless  the  context
                otherwise requires:

                (i) a term has the meaning assigned to it;

                (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                (iii) "or" is not exclusive;

                (iv) "including" means including without limitation;

                (v) words in the singular include the plural and words in the plural include the singular; and

                (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                           Original Issuance of Notes


               Section 2.01. Form. The Term Notes and the Variable Funding Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1 and A-2, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

        The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

        The terms of the Notes set forth in Exhibits A-1 and A-2 are part of the terms of this Indenture.

               Section 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

        Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

        The Indenture Trustee shall upon Issuer Request authenticate and deliver Term Notes for original issue in an aggregate initial principal amount of $295,648,000 and Variable Funding Notes for original issue in an aggregate initial principal amount of $0. The Security Balance of the Variable Funding Notes in the aggregate may not exceed the Maximum Variable Funding Balance.

        Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Class A Notes shall be issuable in the minimum initial Security Balances of $100,000 and in integral multiples of $1 in excess thereof.

        Each Variable Funding Note shall be initially issued with a Security Balance of $0 or, if applicable, with a Security Balance in the amount equal to the Additional Balance Differential for the Collection Period related to the Payment Date following the date of issuance of such Variable Funding Note pursuant to Section 4.01(b).

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                                   ARTICLE III

                                    Covenants

               Section 3.01. Collection of Payments with Respect to the Home Equity Loans. The Indenture Trustee shall establish and maintain with itself the Payment Account in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Master Servicer, each remittance received by the Indenture Trustee with respect to the Home Equity Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03, as provided in Section 3.05 herein from monies on deposit in the Payment Account.

               Section 3.02. Maintenance of Office or Agency. The Issuer will maintain in the City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

               Section 3.03. Money for Payments to Be Held in Trust; Paying Agent. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

        The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

               (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

               (ii) give the Indenture Trustee and the Credit Enhancer written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

               (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

               (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes, if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

               (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

               (vi) deliver to the Indenture Trustee a copy of the report to Noteholders prepared with respect to each Payment Date by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement.

        The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

               Section 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Home Equity Loans and each other instrument or agreement included in the Trust Estate.

               Section  3.05.  Payment  of  Principal  and  Interest;  Defaulted
Interest. (a) On each Payment Date from amounts on deposit in the Payment Account (other than amounts deposited in the nature of prepayment charges), the Paying Agent shall pay to the Noteholders, the Certificate Paying Agent, on behalf of the Certificateholders, and to other Persons the amounts to which they are entitled, as set forth in the statements delivered to the Indenture Trustee pursuant to Section 4.01 of the Servicing Agreement, as set forth below in the following order of priority:

               (i) first, to the Class A Noteholders and the Variable Funding Noteholders, the Interest Distribution Amount for the Class A Notes and the Variable Funding Notes for such Payment Date, on a pro rata basis in accordance with their respective Interest Distribution Amounts;

               (ii) second, to the Class A Noteholders and the Variable Funding Noteholders, as principal on the Class A Notes and Variable Funding Notes, the Principal Collection Distribution Amount with respect to the Class A Notes and the Variable Funding Notes for such Payment Date, on a pro rata basis in accordance with the outstanding Security Balances thereof;

               (iii) third, to the Class A Noteholders and the Variable Funding Noteholders, as principal on the Class A Notes and Variable Funding Notes, on a pro rata basis in accordance with the outstanding Security Balances thereof, the Liquidation Loss Distribution Amount for such Payment Date;

               (iv) fourth, to the Credit Enhancer, the amount of the premium for the Policy and any previously unpaid premiums for the Policy, with interest thereon as provided in the Insurance Agreement;

               (v) fifth, to the Credit Enhancer, to reimburse it for prior draws made on the Policy related to payments of principal and interest on the Class A Notes and the Variable Funding Notes with interest thereon as provided in the Insurance Agreement;

               (vi) sixth, to the Class A Noteholders and the Variable Funding Noteholders, as principal on the Class A Notes and the Variable Funding Notes, on a pro rata basis in accordance with the outstanding Security Balances thereof, the Overcollateralization Increase Amount, if any, for such Payment Date;

               (vii) seventh, to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

               (viii)  eighth,  to the  Class A  Noteholders  and  the  Variable
Funding Noteholders, any Net WAC Cap Shortfalls for that Payment Date and any Net WAC Cap Shortfalls for previous Payment Dates and not previously paid (together with interest thereon at the Note Rate (as adjusted from time to time)), on a pro rata basis in accordance with the respective amounts of Net WAC Cap Shortfalls allocated to each such Class for such Payment Date and any previous Payment Dates not previously paid (with interest thereon);

               (ix) ninth, to pay to the holders of the Class A Notes and the Variable Funding Notes, pro rata, any Relief Act Shortfalls incurred during the related Collection Period; and

               (x) tenth, any remaining amount (other than amounts in the nature of prepayment charges) to the Certificate Paying Agent on behalf of the holders of the Class SB Certificates and any amounts in the nature of prepayment charges to the Certificate Paying Agent, on behalf of the holders of the Class SB Certificates;

provided, however, in the event that on a Payment Date a Credit Enhancer Default shall have occurred and be continuing, then the priorities of distributions described above will be adjusted such that payments of any required payments of principal on the Notes on each Payment Date pursuant to clause 3.05(a)(iii) above will include all Liquidation Loss Amounts for such Payment Date and for all previous Collection Periods until paid or covered in full, to the extent not otherwise covered by a Liquidation Loss Distribution Amount, a reduction of the Overcollateralization Amount on such Payment Date or a draw on the Policy (up to the outstanding Security Balance thereof).

        On the Final Scheduled Payment Date or other final Payment Date for the Notes, the amount to be paid pursuant to clause (iii) above shall be equal to the Security Balances of the Notes immediately prior to such Payment Date. Notwithstanding anything herein to the contrary, if the final Payment Date is a date on which the Master Servicer has exercised its right to purchase all of the Home Equity Loans pursuant to Section 8.08 of the Servicing Agreement, the priorities set forth in clauses (i) through (iii) above shall be disregarded, and amounts on deposit in the Payment Account with respect to the Home Equity Loans will be applied first, to pay the Interest Distribution Amount for the Class A Notes and Variable Funding Notes, on a pro rata basis in accordance with their respective Interest Distribution Amounts; and second, to pay principal on the Class A Notes and Variable Funding Notes on a pro rata basis in accordance with their respective Security Balances, until the Security Balances thereof have been reduced to zero and then in accordance with the priorities set forth in clauses (iv) through (x) above.

               (b) Relief Act Shortfalls on the Home Equity Loans will be allocated to the Class A Notes and Variable Funding Notes on a pro rata basis in accordance with the amount of accrued interest payable on that Class for such Payment Date, absent such reductions.

               (c) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this Section 3.05 for the purpose of distributing such funds to the Certificateholders.

               The amounts paid to Noteholders shall be paid in respect of the Term Notes or Variable Funding Notes, as the case may be, in accordance with the applicable percentage as set forth in paragraph (d) below. Interest will accrue on the Notes during an Interest Period, on the basis of the actual number of days in such Interest Period and a year assumed to consist of 360 days.

               Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder holds Notes of an aggregate initial Security Balance or notional amount of at least $1,000,000, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Securities; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

               (d) Principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the related form of Note set forth in Exhibits A-1 and A-2. All principal payments on each of the Term Notes and Variable Funding Notes shall be made in accordance with the priorities set forth in paragraphs (a) and (b) above to the Noteholders entitled thereto in accordance with the related Percentage Interests represented thereby. Upon written notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

               Section 3.06. Protection of Trust Estate. (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

               (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

               (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

               (iii) cause the Trust to enforce any of the Home Equity Loans; or

               (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders and the Credit Enhancer in such Trust Estate against the claims of all persons and parties.

               (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b)) unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

        The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

               Section 3.07. Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Credit Enhancer and the Owner Trustee an Opinion of Counsel at the expense of the Issuer stating that, upon delivery of the Loan Agreements relating to the Initial Home Equity Loans to the Indenture Trustee or the Custodian, the Indenture Trustee will have a perfected, first priority security interest in the Home Equity Loans.

               (b) On or before December 31st in each calendar year, beginning in 2006, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Home Equity Loans and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Home Equity Loans until December 31 in the following calendar year.

               Section 3.08.  Performance of Obligations;  Servicing  Agreement.
(a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

               (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

               (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Home Equity Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Home Equity Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement.

               (d) The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

               Section 3.09. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

               (a) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

               (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

               (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

               (d) impair or cause to be impaired the Issuer's interest in the Home Equity Loans, the Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders or the Credit Enhancer.

               Section 3.10. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 2006), an Officer's
Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

               (a) a review of the activities of the Issuer during such year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer's supervision; and

               (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

               Section 3.11. Recording of Assignments. The Issuer shall enforce the obligation of the Seller under the Purchase Agreement to submit or cause to be submitted for recordation all Assignments of Mortgages within 60 days of receipt of recording information by the Master Servicer.

               Section 3.12. Representations and Warranties Concerning the Home Equity Loans. The Indenture Trustee, as pledgee of the Home Equity Loans, has the benefit of the representations and warranties made by the Seller in Section 3.1(a) and Section 3.1(b) of the Purchase Agreement concerning the Home Equity Loans and the right to enforce the remedies against the Seller provided in such
Section 3.1 to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

               Section 3.13. Assignee of Record of the Home Equity Loans. As pledgee of the Home Equity Loans, the Indenture Trustee shall hold record title to the Home Equity Loans by being named as payee in the endorsements or assignments of the Loan Agreements and assignee in the Assignments of Mortgage to be recorded under Section 2.1 of the Purchase Agreement. Except as expressly provided in the Purchase Agreement or in the Servicing Agreement with respect to any specific Home Equity Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer such record title to any of the Home Equity Loans until such time as the remaining Trust Estate may be released pursuant to Section 8.05(b).

               Section 3.14. Master Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-313 or 9-314 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Master Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Custodial Account pursuant to Section 3.02 of the Servicing Agreement that are allocable to the Home Equity Loans, as well as the agent and bailee of the Indenture Trustee in holding any Related Documents released to the Master Servicer pursuant to Section 3.06(c) of the Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such agency pursuant to Section 3.02 of the Servicing Agreement, the Indenture Trustee, as a pledgee of the Home Equity Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

               Section 3.15. Investment Company Act. The Issuer shall not become an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

               Section 3.16. Issuer May Consolidate, etc. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

               (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and to the Certificate Paying Agent, on behalf of the Certificateholders and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

               (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

               (iii) the Issuer receives the prior written consent of the Credit Enhancer and the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade without taking into account the Policy;

               (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Credit Enhancer) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

               (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

               (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

               (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

               (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (i) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (ii) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein,
(iii) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (iv) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (v) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) the Issuer receives the prior written consent of the Credit Enhancer and the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn, if determined without regard to the Policy;

               (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Credit Enhancer) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

               (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

               (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

               Section 3.17. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

               (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

               Section 3.18. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Home Equity Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

               Section 3.19. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

               Section 3.20. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

               Section 3.21. Capital Expenditures. The Issuer shall not make any expenditure (by long- term or operating lease or otherwise) for capital assets (either realty or personalty).

               Section  3.22.  Owner  Trustee  Not  Liable for  Certificates  or
Related Documents. The recitals contained herein shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Indenture, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under this Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

               Section 3.23. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement and (y) payments to the Master Servicer pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Custodial Account except in accordance with this Indenture and the other Basic Documents.

               Section 3.24. Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Credit Enhancer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

               Section 3.25. Further Instruments and Acts. Upon request of the Indenture Trustee or the Credit Enhancer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

               Section 3.26. Statements to Noteholders. On each Payment Date, the Indenture Trustee and the Certificate Registrar shall forward by mail to each Noteholder or make available on its website initially located at "www.jpmorgan.com/sfr" and Certificateholder, respectively, the statement delivered to it, on the Business Day following the related Determination Date pursuant to Section 4.01 of the Servicing Agreement.

               Section 3.27. Determination of Note Rates. On the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period, the Indenture Trustee shall determine LIBOR and the Note Rate for such Interest Period and shall inform the Issuer, the Master Servicer and the Depositor at their respective facsimile numbers given to the Indenture Trustee in writing.

               Section 3.28. Payments under the Policy. (a) On or prior to 12:00 noon New York City time on the second Business Day before any Payment Date, the Indenture Trustee shall make a draw on the Policy, in an amount, if any, equal to the Deficiency Amount with respect to the Notes. For purposes of the foregoing, amounts in the Payment Account available for interest distributions on the Notes on any Payment Date shall be deemed to include all amounts distributed on the Home Equity Loans for such Payment Date, other than the Principal Collection Distribution Amount distributed thereon. In addition, on the Final Scheduled Payment Date, the Indenture Trustee shall make a draw on the Policy in the amount by which the Security Balances on the Notes exceeds the payments otherwise available to be made to the Holders thereof on the Final Scheduled Payment Date.

               (b) The Indenture Trustee shall submit, if any Deficiency Amount is specified in any statement to Holders of the Notes prepared by the Master
Servicer pursuant to Section 4.01 of the Servicing Agreement and timely delivered to the Indenture Trustee, the notice (in the form attached as Exhibit A to the Policy) in the amount of the Deficiency Amount to the Credit Enhancer no later than 12:00 noon, New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Deficiency Amount in accordance with the terms of the Policy, the Indenture Trustee shall deposit such Deficiency Amount in the Payment Account for distribution to the Noteholders pursuant to Section 3.05.

               Section   3.29.   Additional   Representations   of  the  Issuer.

               The Issuer represents and warrants to the Indenture Trustee and the Credit Enhancer that as of the Closing Date, unless specifically stated otherwise:

               (a) This Indenture creates a valid and continuing security interest (as defined in the New York UCC) in the Mortgage Notes in favor of the Indenture Trustee, which security interest is prior to all other Liens (except as expressly permitted otherwise in this Indenture), and is enforceable as such as against creditors of and purchasers from the Issuer.

               (b) The Mortgage Notes constitute "instruments" within the meaning of the New York UCC and the Delaware UCC.

               (c) The Issuer owns and has good and marketable title to the Mortgage Notes free and clear of any Lien of any Person.

               (d) The original executed copy of each mortgage Note (except for any Mortgage Note with respect to which a Lost Note Affidavit has been delivered to the Custodian) has been delivered to the Custodian.

               (e) The Issuer has received a written acknowledgment from the Custodian that the Custodian is acting solely as agent of the Indenture Trustee for the benefit of the Noteholders and the Credit Enhancer.

               (f) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Mortgage Notes other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or any security interest that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

               (g) None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, except for (i) any endorsements that are part of a complete chain of endorsements from the originator of the Mortgage Note to the Indenture Trustee, and (ii) any marks or notations pertaining to Liens that have been terminated or released.

                                   ARTICLE IV

               The Notes; Satisfaction and Discharge of Indenture.

               Section 4.01. The Notes; Increase of Maximum Variable Funding Balance; Variable Funding Notes. (a) The Term Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Class A Notes as set forth in Section 4.06 herein in minimum initial Security Balances of $100,000 and integral multiples of $1 in excess thereof. The Capped Funding Notes will be issued as definitive notes in fully registered form in minimum initial Security Balances of $10,000 and integral multiples of $1 in excess thereof, together with any additional amount necessary to cover (i) the aggregate initial Security Balance of the Capped Funding Notes surrendered at the time of the initial denominational exchange thereof (with such initial Security Balance in each case being deemed to be the Security Balance of the Capped Funding Notes at the time of such initial denominational exchange thereof) or (ii) the aggregate initial Security Balance of any Capped Funding Notes issued in an exchange described in subsection (d) below.

        The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Term Notes for the purposes of exercising the rights of Holders of Term Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Term Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Term Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Term Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Term Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

        In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

        The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner
Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

               (b) On each Payment Date, the aggregate Security Balance of the Variable Funding Notes shall be increased by an amount equal to the Additional Balance Differential for such Payment Date, subject to the Maximum Variable Funding Balance and the terms and conditions set forth below. The Maximum Variable Funding Balance may be increased as provided in Section 9.01(a)(viii).

               (c) The Variable Funding Notes issued on the Closing Date shall bear the Designation "VFN-1" and each new Variable Funding Note for such Class of Variable Funding Note will bear sequential numerical designations in the order of their issuance.

               (d) Subject to the following conditions, the Variable Funding Notes may be exchanged pursuant to Section 4.02 for one or more Capped Funding Notes. Prior to any such exchange, the party requesting the exchange must provide an Opinion of Counsel, addressed to the Credit Enhancer, the Issuer and the Indenture Trustee, to the effect that the Capped Funding Notes shall qualify for federal income tax purposes as indebtedness of the Issuer and the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or a taxable mortgage pool within the meaning of
Section 7701(i) of the Code. If required by the Opinion of Counsel, the Capped Funding Notes may be issued concurrently with a reduction in the Security Balance of the Variable Funding Notes and an equivalent increase in the Security Balance of the Certificates, pursuant to Section 3.12 of the Trust Agreement. Upon receipt of the Opinion of Counsel, the Indenture Trustee shall issue the Capped Funding Notes with a Security Balance equal to the Security Balance permitted under such Opinion of Counsel, in minimum denominations as set forth in subsection (a) above. The Capped Funding Notes shall bear the designation "Capped" in addition to any other applicable designation. In connection with such exchange, any Security Balance not represented by either a Capped Funding Note or an increase in the Security Balance of the Certificates referred to above shall result in the issuance of a new Variable Funding Note having an initial Security Balance equal to the excess of the outstanding Security Balance of the Variable Funding Note so surrendered over the initial Security Balances of the related Capped Funding Notes and an increase in the Security Balance of the Certificates referred to above. The Indenture Trustee and the Issuer agree to cooperate with each other and the party requesting the exchange of Variable Funding Notes for Capped Funding Notes, the Credit Enhancer, the Depositor, the Seller and the Owner Trustee and to cause no unreasonable delay in issuing Capped Funding Notes in connection with this Section and Section 3.12 of the Trust Agreement.

               Section 4.02. Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar. (a) The Issuer shall cause to be kept at the Indenture Trustee's Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

               (b) Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Security Balances evidencing the same aggregate Percentage Interests.

               (c) No Variable Funding Note, other than any Capped Funding Notes, may be transferred. Subject to the provisions set forth below, Capped Funding Notes may be transferred, provided that with respect to the initial transfer thereof by the Seller, prior written notification of such transfer shall have been given to the Rating Agencies and to the Credit Enhancer by the Seller.

               (d) No transfer, sale, pledge or other disposition of a Capped Funding Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Indenture Trustee or the Issuer shall require the transferee to execute either
(i)(a) an investment letter in substantially the form attached hereto as Exhibit B (or in such form and substance reasonably satisfactory to the Indenture Trustee and the Issuer) which investment letters shall not be an expense of the Trust, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Depositor or the Issuer and which investment letter states that, among other things, such transferee (a) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (b) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A or (ii)(a) a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee and the Issuer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Issuer and (b) the Indenture Trustee shall require the transferee executes an investment letter in substantially the form of Exhibit C hereto and the transferor executes a representation letter, substantially in the form of Exhibit D hereto acceptable to and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee certifying to the Issuer and the Indenture Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Indenture Trustee or the Issuer. The Holder of a Capped Funding Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee, the Credit Enhancer and the Issuer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In addition, any Noteholder of a Capped Funding
Note desiring to effect any such transfer shall deliver, if any private placement memorandum or other offering document prepared in connection with the offering of such Capped Funding Notes specifies that such delivery will be required, to the Indenture Trustee and the Master Servicer, either (i) a certificate substantially to the effect of the certification set forth in Exhibit G to the Trust Agreement or (ii) an Opinion of Counsel that establishes to the satisfaction of the Indenture Trustee, the Credit Enhancer and the Master Servicer that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Indenture Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Indenture, which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Master Servicer. Notwithstanding the foregoing, the restrictions on transfer specified in this paragraph are not applicable to any Capped Funding Notes that have been registered under the Securities Act of 1933 pursuant to Section 2.4 of the Purchase Agreement.

               (e)(i) In the case of any Class A Note (each such Note, a "Book-Entry Non-Restricted Note") presented for registration in the name of any Person, such Person shall be deemed to have represented to the Indenture Trustee, the Depositor and the Master Servicer that (A) the Person is not a Plan Investor, or (B) the acquisition of the Note by that Person does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which no statutory, regulatory or administrative exemption is available.

               (ii) (A) If any Class A Note (or any interest therein) is acquired or held in violation of the provisions of clause (e)(i) above, then the last preceding Transferee that is not in violation of the provisions of clause
(e)(i) above shall be restored, to the extent permitted by law, to all rights and obligations as Note Owner thereof retroactive to the date of such Transfer of such Book-Entry Non-Restricted Note. The Indenture Trustee shall be under no liability to any Person for making any payments due on such Note to such preceding Transferee.

               (iii) Any Person investing assets of a Plan may not acquire any Note or any interest therein if the Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee or any affiliates of any such person (A) has investment or administrative discretion with respect to those plan assets of such Plan; (B) has authority or responsibility to give or regularly gives investment advice with respect to those plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to those plan assets and will be based on the particular investment needs for the Plan; or (C) unless United States Department of Labor Prohibited Transaction Class Exemption 90-1, 91-38 or 95-60 applies, is an employer maintaining or contributing to the Plan.

               (iv) Any purported Beneficial Owner whose acquisition or holding of any Book-Entry Non-Restricted Note (or interest therein) was effected in violation of the restrictions in this Section 4.02(e) shall indemnify and hold harmless the Depositor, the Indenture Trustee, the Underwriter, the Master Servicer, any Subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

               (f) Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor, in each case in authorized initial Security Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. With respect to any surrender of Capped Funding Notes for exchange the new Notes delivered in exchange therefor will bear the designation "Capped" in addition to any other applicable designations. Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

               (g) No service charge shall be imposed for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

               (h) All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

               (i) The Issuer hereby appoints the Indenture Trustee as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement. The Indenture Trustee hereby accepts such appointment.

               Section 4.03. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

        Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

        Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

        The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

               Section 4.04. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Credit Enhancer and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

               Section 4.05. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

               Section 4.06. Book-Entry Notes. The Term Notes shall initially be issued as one or more Term Notes held by the Book-Entry Custodian or, if appointed to hold such Term Notes as provided below, the Depository Trust Company, the initial Depository, and registered in the name of its nominee Cede & Co. Except as provided below, registration of such Term Notes may not be transferred by the Indenture Trustee except to another Depository that agrees to hold such Term Notes for the respective Beneficial Owners. The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer and, if the Indenture Trustee is not the Book-Entry Custodian, the Indenture Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor
Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any new appointment, except if the Depository is the successor to the Book-Entry Custodian. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Term Notes held as Book-Entry Notes by the Book-Entry Custodian. No Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

               (i) the provisions of this Section 4.06 shall be in full force and effect;

               (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Term Notes, and shall have no obligation to the Owners of Term Notes;

               (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this
Section 4.06 shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Term Notes and the Depository and/or the Depository Participants. Unless and until Definitive Term Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

               (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Term Notes evidencing a specified percentage of the Security Balances of the Term Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Term Notes and has delivered such instructions to the Indenture Trustee.

               Section 4.07. Notices to Depository. Whenever a notice or other communication to the Term Note Holders is required under this Indenture, unless and until Definitive Term Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Term Notes to the Depository, and shall have no obligation to the Beneficial Owners.

               Section 4.08. Definitive Notes. If (i) the Depositor advises the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Term Notes and the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies the Depository of its intent to terminate the book-entry system and, upon receipt of a notice of intent from the Depository, the participants holding beneficial interest in the book-entry notes agree to initiate a termination or
(iii) after the occurrence of an Event of Default, Owners of Term Notes representing beneficial interests aggregating at least a majority of the Security Balances of the Term Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Term Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Term Notes representing the Book-Entry Notes by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Term Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

        In addition, if an Event of Default has occurred and is continuing, each Beneficial Owner materially adversely affected thereby may at its option request a Definitive Note evidencing such Beneficial Owner's Percentage Interest in the related Class of Notes. In order to make such request, such Beneficial Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Note Registrar to exchange or cause the exchange of the Beneficial Owner's interest in such Class of Notes for an equivalent Percentage Interest in fully registered definitive form. Upon receipt by the Note Registrar of instructions from the Depository directing the Note Registrar to effect such exchange (such instructions to contain information regarding the Class of Notes and the Security Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Note, and any other information reasonably required by the Note Registrar), (i) the Note Registrar shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Security Balance of the Definitive Note, (ii) the Issuer shall execute and the Note Registrar shall authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Note evidencing such Beneficial Owner's Percentage Interest in such Class of Notes and (iii) the Issuer shall execute and the Note Registrar shall authenticate a new Book-Entry Note reflecting the reduction in the aggregate Security Balance of such Class of Notes by the amount of the Definitive Notes.

               Section 4.09. Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will be treated as indebtedness for purposes of such taxes. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness for purposes of such taxes.

               Section 4.10. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.16, 3.18 and 3.19, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders and the Credit Enhancer as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

               (A) either

               (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

               (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                      a. have become due and payable,

                      b. will  become  due and  payable  at the Final  Scheduled
               Payment Date within one year, or

                      c. have been declared immediately due and payable pursuant to Section 5.02.

and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes and Certificates then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date;

               (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer; and

               (C) the Issuer has delivered to the Indenture Trustee and the Credit Enhancer an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Noteholders or any Certificateholders.

                              Section 4.11. Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section
               4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or Certificate Paying Agent, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or required by law.

               Section 4.12. Subrogation and Cooperation. The Issuer and the Indenture Trustee acknowledge that (i) to the extent the Credit Enhancer makes payments under the Policy on account of principal of or interest on the Home Equity Loans, the Credit Enhancer will be fully subrogated to the rights of the Noteholders to receive such principal and interest from the Home Equity Loans and any other Collateral and (ii) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

        The Indenture Trustee shall cooperate in all respects with any reasonable request or direction by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interest under this Indenture or the Insurance Agreement, consistent with this Indenture and without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

               (i) institute Proceedings for the collection of all amounts then payable on the Notes or under this Indenture in respect of the Notes and all amounts payable under the Insurance Agreement and to enforce any judgment obtained and collect from the Issuer monies adjudged due;

               (ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales (as defined in Section
5.15 hereof) called and conducted in any manner permitted by law;

               (iii) file or record all assignments that have not previously been recorded;

               (iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

               (v) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Credit Enhancer hereunder.

        Following the payment in full of the Notes, the Credit Enhancer shall continue to have all rights and privileges provided to it under this Section and in all other provisions of this Indenture, until all amounts owing to the Credit Enhancer have been paid in full.

               Section 4.13. Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

               Section 4.14. Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive

Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

        If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                                   ARTICLE V

                              Default and Remedies

               Section 5.01. Events of Default. The Issuer shall deliver to the Indenture Trustee and the Credit Enhancer, within five days after learning of the occurrence any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of "Event of Default" written notice in the form of an Officer's Certificate of its status and what action the Issuer is taking or proposes to take with respect thereto.

               Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing or if the Master Servicer shall purchase all of the Home Equity Loans pursuant to Section 8.08 of the Servicing Agreement, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Security Balances of all Notes, in each case, with the written consent of the Credit Enhancer, or the Credit Enhancer may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

        At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of Notes representing a majority of the Security Balances of all Notes, by written notice to the Issuer and the Indenture Trustee with the written consent of the Credit Enhancer, or the Credit Enhancer, may in writing waive the related Event of Default and rescind and annul such declaration and its consequences if:

               (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

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

                      (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

                      (B) all sums paid or  advanced  by the  Indenture  Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

               (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

        No such rescission shall affect any subsequent default or impair any right consequent thereto.

               Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if default in the payment of (i) any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of Notes or the Credit Enhancer to the extent the Credit Enhancer has made a payment on the Policy, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

               (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

               (c) If an Event of Default shall occur and be continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and the Credit Enhancer, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

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

               (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

               (i) to file and prove a claim or claims for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

               (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

               (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

               (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, willful misconduct or bad faith.

               (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

               (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Term Notes or the Variable Funding Notes, as applicable.

               (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

               Section 5.04. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may with the written consent of the Credit Enhancer, or shall at the written direction of the Credit Enhancer do one or more of the following (subject to Section 5.05):

               (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

               (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

               (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

               (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Credit Enhancer, which consent will not be unreasonably withheld, or, if a Credit Enhancer Default has occurred and is continuing, the consent of the Holders of 100% of the aggregate Security Balances of the Notes, (B) the proceeds of such sale or liquidation distributable to Holders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and to reimburse the Credit Enhancer for any amounts drawn under the Policy and any other amounts due the Credit Enhancer under the Insurance Agreement or (C) the Indenture Trustee determines that the Home Equity Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Credit Enhancer, which consent will not be unreasonably withheld; provided further that the Indenture Trustee shall not sell or otherwise liquidate the Trust Estate if the proceeds of such sale or liquidation together with amounts drawn under the Policy will not be sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and to reimburse the Credit Enhancer for any amounts drawn under the Policy and any other amounts due the Credit Enhancer under the Insurance Agreement unless the Indenture Trustee obtains the consent of the Holders of 66-2/3% of the aggregate Security Balances of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and
(C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as a Servicing Default has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Home Equity Loans by the Master Servicer as provided in the Servicing Agreement.

               (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

               FIRST:  to  the  Indenture  Truste  for amounts due under Section
        6.07;

               SECOND:to Holders of the Class A Notes and Variable Funding Notes for amounts due and unpaid on the related Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for interest from amounts available in the Trust Estate for such Noteholders;

               THIRD: to Holders of the Class A Notes and Variable Funding Notes for amounts due and unpaid on the related Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, from amounts available in the Trust Estate for such Noteholders, until the Security Balances of such Notes have been reduced to zero;

               FOURTH:to the payment of all amounts due and owing to the Credit Enhancer under the Insurance Agreement;

               FIFTH:  to the  Certificate  Paying  Agent for  amounts due under
        Article VIII of the Trust Agreement; and

               SIXTH: to the payment of the remainder, if any, to the Issuer or any other person legally entitled thereto.

        The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.

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

               Section 5.05. Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, (but shall at the written direction of the Credit Enhancer) elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer including payment to the Credit Enhancer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

               Section 5.06. Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:

               (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

               (ii) the Holders of not less than 25% of the Security Balances of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

               (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

               (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

               (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Security Balances of the Notes or by the Credit Enhancer.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

        In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Security Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

               Section 5.07. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

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

               Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

               Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Credit Enhancer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Credit Enhancer or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

               Section 5.11. Control by the Credit Enhancer or Noteholders. The Holders of a majority of the Security Balances of Notes with the consent of the Credit Enhancer, or the Credit Enhancer (so long as no Credit Enhancer Default exists) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

               (i) such direction shall not be in conflict with any rule of law or with this Indenture;

               (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Security Balances of Notes with the consent of the Credit Enhancer, or the Credit Enhancer (so long as no Credit Enhancer Default exists);

               (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Security Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

               (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section,  subject to
Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action unless the Indenture Trustee has received satisfactory indemnity from the Credit Enhancer or the Noteholders.

               Section 5.12. Waiver of Past Default. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Security Balances of the Notes with the consent of the Credit Enhancer, or the Credit Enhancer (so long as no Credit Enhancer Default exists) may waive any past Event of Default and its consequences except an Event of Default (i) with respect to payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their respective former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

        Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

               Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Security Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

               Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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               Section 5.15.  Sale of Trust Estate.  (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this
Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

               (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless:

               (1) the Holders of all Notes and the Credit Enhancer consent to, or direct the Indenture Trustee to make, such Sale, or

               (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, the Certificateholders under the Certificates and the Credit Enhancer in respect of amounts drawn under the Policy and any other amounts due the Credit Enhancer under the Insurance Agreement, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale, or

               (3) the Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in
        Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05), and the Credit Enhancer consents to such Sale, which consent will not be unreasonably withheld and the Holders representing at least 66-2/3% of the Security Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

               (c) Unless the Holders and the Credit Enhancer have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid.

               (d) In connection  with a Sale of all or any portion of the Trust
Estate:

               (1) any Holder or Holders of Notes may bid for and with the consent of the Credit Enhancer purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

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

               (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates and amounts owing to the Credit Enhancer as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and
        (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

               (3)  the   Indenture   Trustee   shall  execute  and  deliver  an
        appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

               (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney- in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

               (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

               Section 5.16. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

               Section 5.17. Performance and Enforcement of Certain Obligations.
(a) Promptly following a written request from the Credit Enhancer or the Indenture Trustee with the written consent of the Credit Enhancer to do so, the Issuer, in its capacity as holder of the Home Equity Loans, shall, with the written consent of the Credit Enhancer, take all such lawful action as the Indenture Trustee may request to cause the Issuer to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Home Equity Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Purchase Agreement and the Servicing Agreement.

               (b) If an Event of Default has occurred and is continuing, the Indenture Trustee, as pledgee of the Home Equity Loans, subject to the rights of the Credit Enhancer under the Servicing Agreement may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Credit Enhancer (or if a Credit Enhancer Default has occurred which is continuing, Holders of 66-2/3% of the Security Balances of the Notes) shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended. In connection therewith, as determined by the Indenture Trustee, the Issuer shall take all actions necessary to effect the transfer of the Home Equity Loans to the Indenture Trustee.

                                   ARTICLE VI

                              The Indenture Trustee

               Section 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. (b) Except during the continuance of an Event of Default:

               (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

               (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

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

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

               (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it (A) pursuant to Section 5.11 or (B) from the Credit Enhancer, which it is entitled to give under any of the Basic Documents.

               (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

               (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

               (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

               Section 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

               (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

               (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

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

               (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

               Section 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) accountable for the Issuer's use of the proceeds from the Notes or (iii) responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

               Section 6.05. Notice of Event of Default. If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give notice thereof to the Credit Enhancer. The Indenture Trustee shall mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

               Section 6.06. Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

               Section 6.07. Compensation and Indemnity. The Indenture Trustee shall be compensated and indemnified by the Master Servicer in accordance with
Section 6.06 of the Servicing Agreement. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

               Section 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer and the Credit Enhancer. The Holders of a majority of Security Balances of the Notes or the Credit Enhancer may remove the Indenture Trustee by so notifying the Indenture Trustee and the Credit Enhancer and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

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

               (i) the Indenture Trustee fails to comply with Section 6.11;

               (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

               (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

               (iv) the Indenture Trustee otherwise becomes incapable of acting.

        If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee with the consent of the Credit Enhancer which consent will not be unreasonably withheld. In addition, the Indenture Trustee will resign to avoid being directly or indirectly controlled by the Issuer.

        A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

        If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Security Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

        If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

        Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

               Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies written notice of any such transaction occurring after the Closing Date.

        In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of
authentication   of  any  predecessor   trustee,   and  deliver  such  Notes  so

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

authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

               Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

               (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii)  the   Indenture   Trustee  may  at  any  time  accept  the
resignation of or remove any separate trustee or co-trustee.

               (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

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

               (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of A or better by Moody's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

               Within 90 days after ascertaining the occurrence of an Event of Default which shall not have been cured or waived, unless authorized by the Securities and Exchange Commission, the Indenture Trustee shall resign with respect to one or more Classes of Notes in accordance with Section 6.08 of this Indenture, and the Issuer shall appoint a successor Indenture Trustee for such Classes in accordance with Section 6.08 of this Indenture. In the event the Indenture Trustee fails to comply with the terms of the preceding sentence, the Indenture Trustee shall comply with clause (ii) of TIA ss. 310(b).

               In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Class of Notes pursuant to this Section 6.11, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Notes shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the Indenture Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided therein.

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

               Section 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

               Section 6.13. Representations and Warranties. The Indenture Trustee hereby represents that:

               (i) The Indenture Trustee is duly organized, validly existing and in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

               (ii) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

               (iii) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound.

               (iv) To the Indenture Trustee's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

               (v) The Indenture Trustee does not have notice of any adverse claim (as such terms are used in Delaware UCC Section 8-302) with respect to the Home Equity Loans.

               Section 6.14. Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

               (a) to accept the pledge of the Home Equity Loans and hold the assets of the Trust in trust for the Noteholders and the Credit Enhancer;

               (b) to authenticate and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

               (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

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

               Section 6.15. Indenture Trustee May Own Securities. The Indenture Trustee, in its individual or any other capacity may become the owner or pledgee of Securities with the same rights it would have if it were not Indenture Trustee.

                                  ARTICLE VII

                         Noteholders' Lists and Reports

               Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and, (b) at such other times as the Indenture Trustee and the Credit Enhancer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

               Section 7.02. Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

               (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

               (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

               Section 7.03. Reports by Issuer. (a) The Issuer shall:

               (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

               (ii) file with the Indenture Trustee, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

               (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

               Section 7.04. Reports by Indenture Trustee. If required by TIA ss. 313(a), within 60 days after each January 1, beginning with January 1, 2007, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) and to the Credit Enhancer a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

        A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission, if required, and each stock exchange, if any, on which the Term Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Term Notes are listed on any stock exchange.

               Section 7.05. Exchange Act Reporting In connection with the preparation and filing of periodic reports by the Master Servicer pursuant to
Section 4.01 of the Servicing Agreement, the Indenture Trustee shall timely provide to the Master Servicer (I) a list of Holders as shown on the Note Register or Certificate Register as of the end of each calendar year, (II) copies of all pleadings, other legal process and any other documents relating to any claims, charges or complaints involving the Indenture Trustee, as indenture trustee hereunder, or the Trust Estate that are received by the Indenture Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Indenture Trustee, have been submitted to a vote of the Holders, other than those matters that have been submitted to a vote of the Holders at the request of the Depositor or the Master Servicer, and (IV) notice of any failure of the Indenture Trustee to make any payment to the Holders as required pursuant to this Indenture. Neither the Master Servicer nor the Indenture Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct.

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

               Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

               Section 8.02. Trust Accounts. (a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholders and the Credit Enhancer, the Payment Account as provided in Section 3.01 of this Indenture.

               (b) All monies deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and the Credit Enhancer and the Certificate Paying Agent, on behalf of the Certificateholders and all investments made with such monies including all income or other gain from such investments are for the benefit of the Master Servicer as provided in Section
5.01 of the Servicing Agreement.

        On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account to Noteholders in respect of the Notes and in its capacity as Certificate Paying Agent to Certificateholders in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b).

        The Master Servicer shall direct the Indenture Trustee in writing to invest any funds in the Payment Account in Permitted Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity.

               Section 8.03. Officer's Certificate. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

               Section 8.04. Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to the Noteholders, the Certificate Paying Agent (on behalf of the
Certificateholders) and the Indenture Trustee of all amounts required to be distributed pursuant to Article III and the Insurance Agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

               Section 8.05. Release of Trust Estate. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture or the Servicing Agreement shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in
Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

               (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding, (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, and (iii) all sums due the Credit Enhancer have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

               (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers' Certificate and a letter from the Credit Enhancer, stating that the Credit Enhancer has no objection to such request from the Issuer.

               (d) The Indenture Trustee shall, at the request of the Issuer or the Depositor, surrender the Policy to the Credit Enhancer for cancellation, upon final payment of principal of and interest on the Notes.

               Section 8.06. Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

               Section 9.01. Supplemental Indentures Without Consent of Noteholders. (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies and with the written consent of the Credit Enhancer (which consent shall not be unreasonably withheld), unless a Credit Enhancer Default shall have occurred and is continuing, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

               (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

               (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

               (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes or the Credit Enhancer, or to surrender any right or power herein conferred upon the Issuer;

               (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

               (v) to cure any ambiguity, to correct any error or to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

               (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes or the Credit Enhancer;

               (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

               (viii) to increase the Maximum Variable Funding Balance with the written consent of the Credit Enhancer; or

               (ix) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such supplemental indenture shall be entered into unless the Indenture Trustee and the Credit Enhancer shall have received an Opinion of Counsel to the effect that the execution of such supplemental indenture will not give rise to any material adverse tax consequence to the Noteholders.

        The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

               (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies and with the consent of the Credit Enhancer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or the Credit Enhancer or (ii) cause the Issuer to be subject to an entity level tax.

               Section 9.02. Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Security Balances of the Notes affected thereby and the Credit Enhancer, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby and the Credit Enhancer:

               (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the Note Rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in
Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

               (ii) reduce the percentage of the Security Balances of any Class of Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

               (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Noteholder";

               (iv) modify or alter the provisions of this Indenture regarding the voting of Notes held by the Issuer, the Depositor or any of them;

               (v) reduce the percentage of the Security Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

               (vi) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

               (vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

               (viii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note or the Credit Enhancer of the security provided by the lien of this Indenture;

and provided, further, that any action listed in clauses (i) through (viii) above shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

        The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

        It shall not be necessary for any Act (as defined in Section 10.03 hereof) of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

        So long as there does not exist a failure by the Credit Enhancer to make a required payment under the Policy, the Credit Enhancer shall have the right to exercise all rights of the Holders of the Notes under this Indenture without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Credit Enhancer, except as provided herein.

               Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

               Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

               Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

               Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                                  MISCELLANEOUS

               Section 10.01. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Credit Enhancer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

               (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

               (v) if the signer of such  certificate  or Opinion is required to
be  Independent,   the  statement   required  by  the  definition  of  the  term
"Independent".

               (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

               (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Security Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Security Balances of the Notes.

               (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

               (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause
(iii) above and this clause (iv), equals 10% or more of the Security Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Security Balances of the Notes.

               (v) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this
Section 10.01, (A) collect upon, sell or otherwise dispose of the Home Equity Loans as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing December 31, 2006, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

               Section 10.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

               Section 10.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

               (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

               (c) The ownership of Notes shall be proved by the Note Registrar.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

               Section 10.04. Notices, etc., to Indenture Trustee, Issuer, Credit Enhancer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

               (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer, or

               (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Home Equity Loan Trust 2006-HSA5, in care of Wilmington Trust Company, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

               (iii) the Credit Enhancer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to: MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: IPM-SF, Re: Home Equity Loan Trust 2006-HSA5. The Credit Enhancer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Noteholders to the Issuer or Indenture Trustee, as the case may be.

        Any consent or waiver under this Indenture or any Basic Document by the Credit Enhancer must be in writing and signed by the Credit Enhancer to be effective.

        Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Standard & Poor's, at the following address: Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, Attention of Asset Backed Surveillance Department and (ii) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

               Section 10.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

        In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

        Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

               Section 10.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

               Section 10.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

        The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

               Section 10.08. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

               Section 10.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

               Section 10.10. Separability. In case any provision in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

               Section 10.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, the Credit Enhancer, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Credit Enhancer is a third-party beneficiary of this Indenture.

               Section 10.12. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

               Section 10.13. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               Section 10.14. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

               Section 10.15. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

               Section 10.16. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their respective individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

               Section 10.17. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of other the Basic Documents.

               Section 10.18. Inspection.  The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

        IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                           HOME EQUITY LOAN TRUST 2006-HSA5,
                                           as Issuer


                                           By:    WILMINGTON TRUST COMPANY,
                                                  not in its individual capacity
                                                  but solely as Owner Trustee


                                           By:    /s/Patricia A. Evans
                                              Name:  Patricia A. Evans
                                              Title:  Vice President


                                           JPMORGAN CHASE BANK, NATIONAL
                                           ASSOCIATION,
                                           as Indenture Trustee


                                           By:   /s/Joanne Murray
                                              Name: Joanne Murray
                                              Title: Assistant Vice President



JPMORGAN CHASE BANK, NATIONAL ASSOCIATION hereby accepts the appointment as
Paying Agent pursuant to Section 3.03
hereof and as Note  Registrar  pursuant to
Section 4.02 hereof.


By:   /s/Lisa Garlin
    Name:  Lisa Garlin
    Title: Vice President

STATE OF DELAWARE            )
                             ) ss.:
COUNTY OF NEWCASTLE          )

        On this 28th day of September, 2006, before me personally appeared Patricia A. Evans, to me known, who being by me duly sworn, did depose and say, that s/he resides at in Delaware, that s/he is the Vice President of the Owner Trustee, one of the corporations described in and which executed the above instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that s/he signed her/his name thereto by like order.



                                            /s/Amanda E. Gambler
                                            Notary Public



                                            /s/Amanda E. Burger
                                            Notary Public

STATE OF TEXAS               )
                             ) ss.:
COUNTY OF HARRIS             )

        On this 28th day of September, 2006, before me personally appeared Joanne Murray, to me known, who being by me duly sworn, did depose and say, that s/he resides at __600 Travis__ that s/he is the Assistant Vice President of JPMorgan Chase Bank, N.A., as Indenture Trustee, one of the corporations described in and which executed the above instrument; that s/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that s/he signed her/his name thereto by like order.


                                            /s/Cecilia A. Garcia
                                            Notary Public


NOTORIAL SEAL

                                   EXHIBIT A-1

                              FORM OF CLASS A NOTES

               UNLESS THIS TERM NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TERM NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THE PRINCIPAL OF THIS TERM NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TERM NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

               THIS TERM NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE TRUSTEE OR GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

                        HOME EQUITY LOAN TRUST 2006-HSA5
                   Home Equity Loan-Backed Term Note, Class A

Registered                                Principal Amount:  $[               ]

No. 1                                                       Note Rate: Floating

CUSIP NO.

               Home Equity Loan Trust 2006-HSA5, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $[ ], payable on each Payment Date in an amount equal to the Percentage Interest evidenced by this Term Note of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Term Notes pursuant to Section 3.05 of the Indenture dated as of September 28, 2006 (the "Indenture") between the Issuer, as Issuer, and
JPMorgan Chase Bank, N.A., as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Term Note shall be due and payable on the Payment Date in August 2036, to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

                                     A-1-1

               Interest on the Class A Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period subject to limitations which may result in Net WAC Cap Shortfalls (as further described in the Indenture). The Note Rate for each Interest Period will be a floating rate equal to the least of (i) LIBOR plus 0.14% per annum, (ii) 17.25% per annum and
(iii) the Net WAC Rate. LIBOR for each applicable Interest Period will be determined on the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period by the Indenture Trustee as set forth in the Indenture. All determinations of LIBOR by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes, and each holder of this Term Note, by accepting this Term Note, agrees to be bound by such determination. Interest on this Term Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days in each Interest Period and a year assumed to consist of 360 days. Principal of and interest on this Term Note shall be paid in the manner specified on the reverse hereof.

               Principal of and interest on this Term Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Term Note shall be applied first to interest due and payable on this Term Note as provided above and then to the unpaid principal of this Term Note.

               Reference is made to the further provisions of this Term Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Term Note.

               Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Term Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               This Term Note is one of a duly authorized issue of Term Notes of the Issuer, designated as its Home Equity Loan-Backed Term Notes, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the holders of the Term Notes. The Term Notes are subject to all terms of the Indenture.

               The Term Notes and the Variable Funding Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

               This Term Note is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by MBIA Insurance Corporation.

               Principal of and interest on this Term Note will be payable on each Payment Date, commencing October 25, 2006, as described in the Indenture. "Payment Date" means the twenty-fifth day of each month, or, if any such date is not a Business Day, then the next Business Day.

                                     A-1-2

               The entire unpaid principal amount of this Term Note shall be due and payable in full on the Payment Date in August 2036 pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Security Balances of all Notes with the consent of the Credit Enhancer, or the Credit Enhancer may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Term Notes shall be made pro rata to the holders of Term Notes entitled thereto.

               Payments of interest on this Term Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Term Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Term Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Term Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Term Note be submitted for notation of payment. Any reduction in the principal amount of this Term Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Term Note and of any Term Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Term Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Term Note at the address specified in such notice of final payment.

               As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Term Note may be registered on the Note Register upon surrender of this Term Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Term Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Term Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Term Note.

                                     A-1-3

               Each holder or Beneficial Owner of a Term Note, by acceptance of a Term Note, or, in the case of a Beneficial Owner of a Term Note, a beneficial interest in a Term Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Term Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

               Each holder or Beneficial Owner of a Term Note, by acceptance of a Term Note or, in the case of a Beneficial Owner of a Term Note, a beneficial interest in a Term Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Term Note will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer, GMAC Mortgage Group, Inc. or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Term Notes, the Indenture or the Basic Documents.

               The Issuer has entered into the Indenture and this Term Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Term Notes will qualify as indebtedness of the Issuer. Each holder of a Term Note, by acceptance of a Term Note (and each Beneficial Owner of a Term Note by acceptance of a beneficial interest in a Term Note), agrees to treat the Term Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

               Prior to the due presentment for registration of transfer of this Term Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Term Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Term Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the holders of the Term Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Security Balances of all Notes at the time Outstanding and the Credit Enhancer and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified

                                     A-1-4
percentages of the Security Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Term Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Term Note and of any Term Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Term Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Term Notes issued thereunder but with prior notice to the Rating Agencies and the Credit Enhancer.

               The term "Issuer" as used in this Term Note includes any successor or the Issuer under the Indenture.

               The  Issuer  is  permitted  by  the   Indenture,   under  certain
circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Term Notes under the Indenture.

               The  Term  Notes  are  issuable  only  in   registered   form  in
denominations as provided in the Indenture, subject to certain limitations therein set forth.

               This Term Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

               No reference herein to the Indenture and no provision of this Term Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Term Note at the times, place and rate, and in the coin or currency herein prescribed.

               Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company in its individual capacity, JPMorgan Chase Bank, N.A., in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Term Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Term Note by its acceptance hereof agrees that, except as expressly provided in the Basic
Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Term Note.

                                     A-1-5

        IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Term Note to be duly executed.


                                      HOME EQUITY LOAN TRUST 2006-HSA5,


                                      By   WILMINGTON TRUST COMPANY, not
                                           in its individual capacity but solely
                                           as Owner Trustee

Dated:  September 28, 2006

                                      By:_______________________________________
                                           Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION


This is one of the Term Notes referred to in the within mentioned Indenture.


                                      JPMORGAN CHASE BANK, N.A., not in
                                      its individual capacity but solely as
                                      Indenture  Trustee

Dated:  September 28, 2006

                                      By:_______________________________________
                                           Authorized Signatory


                                     A-1-6

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:
________________________________________________________________________________

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto
________________________________________________________________________________
________________________________________________________________________________
                         (name and address of assignee)

the within Term Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________________________,
attorney, to transfer said Term Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:___________________                     ________________________________*/
                                                   Signature Guaranteed:

                                              ________________________________*/

_________________________
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Term Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                     A-1-7

                             STATEMENT OF INSURANCE


OBLIGATIONS:          $295,648,000
                      Home Equity Loan Trust  2006-HSA5 Home Equity  Loan-Backed
                      Term Notes,  Series 2006-HSA5 and Home Equity Loan- Backed
                      Variable Funding Notes, Series 2006-HSA5, in an amount not to exceed $40,194,616


        MBIA Insurance Corporation (the "Insurer") has issued a Note Guaranty Insurance Policy (the "Policy") relating to the Obligations containing the following provisions, the Policy being on file at the Corporate Trust Office of the Indenture Trustee.

               The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Amount will be received from the Insurer by JPMorgan Chase Bank, National Association, or its successors, as indenture trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Amount. The Insurer's obligations under the Policy with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Amounts will be made only at the time set forth in the Policy, and no accelerated Insured Amounts will be made regardless of any acceleration of the Obligations, unless the acceleration is at the sole option of the Insurer.

               Notwithstanding the foregoing, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

               The Insurer will pay any Insured Amount that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.


                                     A-1-8

               The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

               Insured Amounts due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Amount and legally available therefor.

               The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

               Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer under the Policy.

               As used in the Policy, the following terms shall have the following meanings:

               "Agreement" means the Indenture dated as of September 28, 2006, among the Home Equity Loan Trust 2006-HSA5, as Issuer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

               "Business Day" means any day other than (a) a Saturday or a Sunday (b) a day on which banking institutions in the States of New York, California, Minnesota, Illinois or Delaware are required or authorized by law or executive order to be closed.

        "Deficiency Amount" means, for any Payment Date, an amount equal to the excess, if any, of: (a) Scheduled Payments over (b) amounts on deposit in the Payment Account available to pay such Scheduled Payments and any other amounts available to the Indenture Trustee for payment of such Scheduled Payments.

                "Insured   Amount"  means  (a)  as  of  any  Payment  Date,  any
Deficiency Amount and (b) any Preference Amount.

               "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.


                                     A-1-9

               "Owner" means each Noteholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

               "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

               "Scheduled Payments" means, with respect to each payment date, the payment to be made to Owners in an aggregate amount equal to (i) the Interest Distribution Amount due on the Obligations, (ii) for the Payment Date occurring in August 2036, the Guaranteed Payment Amount, (iii) for any other Payment Date, the principal portion of any Liquidation Loss Amount to the extent not covered by the Overcollateralization Amount and after application of any excess interest, in each case in accordance with the original terms of the Indenture and the Obligations when issued and without regard to any amendment or modification of the Indenture or the Obligations except amendments or modifications to which the Insurer has given its prior written consent.

               Scheduled Payments will not include, nor shall coverage be provided under the Policy in respect of, any Relief Act Shortfalls or any Net WAC Cap Shortfalls that may be incurred or that may be distributable to the Obligations. Scheduled Payments shall not include payments that become due on an accelerated basis as a result of a default by the Issuer, an election by the Issuer to pay principal on an accelerated basis, the occurrence of an Event of Default under the Indenture or any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee payment on the Obligations in accordance with their original terms. Scheduled Payments shall not include any amounts due in respect of the Obligations attributable to any increase in interest rate, penalty or other sum payable by the Issuer by reason of any default or event of default in respect of the Obligations, or by reason of any deterioration of the creditworthiness of the Issuer, nor shall Scheduled Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to an Owner.

               Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

               Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.


                                     A-1-10

               The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

               THE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

               The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

               The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.



                                               MBIA INSURANCE CORPORATION


                                     A-1-11

                                   EXHIBIT A-2

                         FORM OF VARIABLE FUNDING NOTES

               THIS VARIABLE FUNDING NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE REFERRED TO HEREIN.

               THE PRINCIPAL OF THIS VARIABLE FUNDING NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS VARIABLE FUNDING NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

               THIS VARIABLE FUNDING NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE TRUSTEE OR GMAC MORTGAGE GROUP, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

                        HOME EQUITY LOAN TRUST 2006-HSA5
                  Home Equity Loan-Backed Variable Funding Note

Registered                                       Initial Maximum Variable
                                                 Funding Note Balance:  $0.00



No.VFN-1                                         Note Rate:  Floating

               Home Equity Loan Trust 2006-HSA5, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Residential Funding Corporation or registered assigns, the principal amount set forth on Schedule A attached hereto (or otherwise owing hereunder as determined pursuant to the Indenture as defined below), payable on each Payment Date in an amount equal to the pro rata portion allocable hereto (based on the Security Balances of all Variable Funding Notes immediately prior to such Payment Date) of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Variable Funding Notes pursuant to Section 3.05 of the Indenture dated as of September 28, 2006 (the "Indenture") between the Issuer, as Issuer, and JPMorgan Chase Bank, N.A., as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Variable Funding Note shall be due and payable on the Payment Date in August 2036 to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.


                                     A-2-1

               Interest on the Variable Funding Notes will be paid monthly on each Payment Date at the Note Rate for the related Interest Period subject to limitations which may result in Net WAC Cap Shortfalls (as further described in the Indenture). The Note Rate for each Interest Period will be a floating rate equal to the least of (i) LIBOR plus 0.14% per annum, (ii) 17.25% per annum and
(iii) the Net WAC Rate. LIBOR for each applicable Interest Period will be determined on the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period by the Indenture Trustee as set forth in the Indenture. All determinations of LIBOR by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes, and each holder of this Variable Funding Note, by accepting this Variable Funding Note, agrees to be bound by such determination. Interest on this Variable Funding Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the First Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days in each Interest Period and a year assumed to consist of 360 days. Principal of and interest on this Variable Funding Note shall be paid in the manner specified on the reverse hereof.

               Principal of and interest on this Variable Funding Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Variable Funding Note shall be applied first to interest due and payable on this Variable Funding Note as provided above and then to the unpaid principal of this Variable Funding Note.

               Reference is made to the further provisions of this Variable Funding Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Variable Funding Note.

               Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Variable Funding Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

               This Variable Funding Note is one of a duly authorized issue of Variable Funding Notes of the Issuer, designated as its Home Equity Loan-Backed Variable Funding Notes (herein called the "Variable Funding Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the holders of the Variable Funding Notes. The Variable Funding Notes are subject to all terms of the Indenture.

               The Variable Funding Notes and the Term Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

               This Variable Funding Note is entitled to the benefits of an irrevocable and unconditional financial guaranty insurance policy issued by MBIA Insurance Corporation.


                                     A-2-2

               Principal of and interest on this Variable Funding Note will be payable on each Payment Date, commencing October 25, 2006, as described in the Indenture. "Payment Date" means the twenty-fifth day of each month, or, if any such day is not a Business Day, then the next Business Day.

               The entire unpaid principal amount of this Variable Funding Note shall be due and payable in full on the Payment Date in August 2036 pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Security Balances of all Notes with the consent of the Credit Enhancer, or the Credit Enhancer may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Variable Funding Notes shall be made pro rata to the holders of Variable Funding Notes entitle thereto.

               Payments of interest on this Variable Funding Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Variable Funding Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Variable Funding Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Variable Funding Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Variable Funding Note be submitted for notation of payment. Any reduction in the principal amount of this Variable Funding Note (or any one or more Predecessor Variable Funding Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Variable Funding Note and of any Variable Funding Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Variable Funding Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Variable Funding Note at the address specified in such notice of final payment.

               As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Variable Funding Note may be registered on the Note Register upon surrender of this Variable Funding Note for registration of transfer at the Corporate Trust Office, duly endorsed by, and accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program"


                                     A-2-3
as may be determined by the Note Registrar in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Variable Funding Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Variable Funding Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Variable Funding Note.

               Each holder or Beneficial Owner of a Variable Funding Note, by acceptance of a Variable Funding Note or, in the case of a Beneficial Owner of a Variable Funding Note, a beneficial interest in a Variable Funding Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Master Servicer, the Depositor or the Indenture Trustee on the Variable Funding Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

               Each holder or Beneficial Owner of a Variable Funding Note, by acceptance of a Variable Funding Note or, in the case of a Beneficial Owner of a Variable Funding Note, a beneficial interest in a Variable Funding Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Variable Funding Note will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor, the Seller, the Master Servicer, GMAC Mortgage Group, Inc. or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Variable Funding Notes, the Indenture or the Basic Documents.

               The Issuer has entered into the Indenture and this Variable Funding Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Variable Funding Notes will qualify as indebtedness of the Issuer. Each holder of a Variable Funding Note, by acceptance of a Variable Funding Note (and each Beneficial Owner of a Variable Funding Note, by acceptance of a beneficial interest in a Variable Funding Note), agrees to treat the Variable Funding Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

               Prior to the due presentment for registration of transfer of this Variable Funding Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Variable Funding Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Variable Funding Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.


                                     A-2-4

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Indenture Trustee and the rights of the holders of the Variable Funding Notes under the Indenture at any time by the Issuer and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Security Balances of all Notes at the time Outstanding and the Credit Enhancer and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Security Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Variable Funding Note (or any one of more Predecessor Variable Funding Notes) shall be conclusive and binding upon such holder and upon all future holders of this Variable Funding Note and of any Variable Funding Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Variable Funding Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Variable Funding Notes issued thereunder but with prior notice to the Rating Agencies and the Credit Enhancer.

               The term "Issuer" as used in this Variable Funding Note includes any successor to the Issuer under the Indenture.

               The  Issuer  is  permitted  by  the   Indenture,   under  certain
circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Variable Funding Notes under the Indenture.

               The Variable Funding Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

               This Variable Funding Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

               No reference herein to the Indenture and no provision of this Variable Funding Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Variable Funding Note at the times, place and rate, and in the coin or currency herein prescribed.

               Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust Company in its individual capacity, JPMorgan Chase Bank, N.A., in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Variable Funding Note or performance of, or omission to perform, any of the covenants, obligations or


                                     A-2-5
indemnifications contained in the Indenture. The holder of this Variable Funding Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Variable Funding Note.


                                     A-2-6

        IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Term Note to be duly executed.


                                      HOME EQUITY LOAN TRUST 2006-HSA5,


                                      By   WILMINGTON TRUST COMPANY, not
                                           in its individual capacity but solely
                                           as Owner Trustee

Dated:  September 28, 2006

                                      By:_______________________________________
                                           Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION


This is one of the Variable Funding Note referred to in the within mentioned Indenture.


                                      JPMORGAN CHASE BANK, N.A., not in
                                      its individual capacity but solely as
                                      Indenture  Trustee

Dated:  September 28, 2006

                                      By:_______________________________________
                                           Authorized Signatory


                                      A-2-7

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee:
________________________________________________________________________________

               FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto
________________________________________________________________________________
________________________________________________________________________________
                         (name and address of assignee)

the within Term Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________________________,
attorney, to transfer said Term Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:___________________                     ________________________________*/
                                                   Signature Guaranteed:

                                              ________________________________*/

_________________________
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Term Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                      A-2-8

                             STATEMENT OF INSURANCE


OBLIGATIONS:          $295,648,000
                      Home Equity Loan Trust  2006-HSA5 Home Equity  Loan-Backed
                      Term Notes,  Series 2006-HSA5 and Home Equity Loan- Backed
                      Variable Funding Notes, Series 2006-HSA5, in an amount not to exceed $40,194,616


        MBIA Insurance Corporation (the "Insurer") has issued a Note Guaranty Insurance Policy (the "Policy") relating to the Obligations containing the following provisions, the Policy being on file at the Corporate Trust Office of the Indenture Trustee.

               The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Amount will be received from the Insurer by JPMorgan Chase Bank, National Association, or its successors, as indenture trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Amount. The Insurer's obligations under the Policy with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Amounts will be made only at the time set forth in the Policy, and no accelerated Insured Amounts will be made regardless of any acceleration of the Obligations, unless the acceleration is at the sole option of the Insurer.

               Notwithstanding the foregoing, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

               The Insurer will pay any Insured Amount that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.


                                     A-2-9

               The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

               Insured Amounts due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Amount and legally available therefor.

               The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

               Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer under the Policy.

               As used in the Policy, the following terms shall have the following meanings:

               "Agreement" means the Indenture dated as of September 28, 2006, among the Home Equity Loan Trust 2006-HSA5, as Issuer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

               "Business Day" means any day other than (a) a Saturday or a Sunday (b) a day on which banking institutions in the States of New York, California, Minnesota, Illinois or Delaware are required or authorized by law or executive order to be closed.

        "Deficiency Amount" means, for any Payment Date, an amount equal to the excess, if any, of: (a) Scheduled Payments over (b) amounts on deposit in the Payment Account available to pay such Scheduled Payments and any other amounts available to the Indenture Trustee for payment of such Scheduled Payments.

                "Insured   Amount"  means  (a)  as  of  any  Payment  Date,  any
Deficiency Amount and (b) any Preference Amount.

               "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.


                                     A-2-10

               "Owner" means each Noteholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Obligations to payment thereunder.

               "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

               "Scheduled Payments" means, with respect to each payment date, the payment to be made to Owners in an aggregate amount equal to (i) the Interest Distribution Amount due on the Obligations, (ii) for the Payment Date occurring in August 2036, the Guaranteed Payment Amount, (iii) for any other Payment Date, the principal portion of any Liquidation Loss Amount to the extent not covered by the Overcollateralization Amount and after application of any excess interest, in each case in accordance with the original terms of the Indenture and the Obligations when issued and without regard to any amendment or modification of the Indenture or the Obligations except amendments or modifications to which the Insurer has given its prior written consent.

               Scheduled Payments will not include, nor shall coverage be provided under the Policy in respect of, any Relief Act Shortfalls or any Net WAC Cap Shortfalls that may be incurred or that may be distributable to the Obligations. Scheduled Payments shall not include payments that become due on an accelerated basis as a result of a default by the Issuer, an election by the Issuer to pay principal on an accelerated basis, the occurrence of an Event of Default under the Indenture or any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee payment on the Obligations in accordance with their original terms. Scheduled Payments shall not include any amounts due in respect of the Obligations attributable to any increase in interest rate, penalty or other sum payable by the Issuer by reason of any default or event of default in respect of the Obligations, or by reason of any deterioration of the creditworthiness of the Issuer, nor shall Scheduled Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to an Owner.

               Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

               Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.


                                     A-2-11

               The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

               THE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

               The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

               The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.



                                               MBIA INSURANCE CORPORATION


                                     A-2-12


                                   SCHEDULE A
                                       to
                        HOME EQUITY LOAN TRUST 2006-HSA5
                  Home Equity Loan-Backed Variable Funding Note

============ ====================== ================ =================== ========================

   DATE       PERCENTAGE INTEREST      PRINCIPAL      SECURITY BALANCE    AUTHORIZED SIGNATURE
                                       PAYMENTS         OUTSTANDING       OF INDENTURE TRUSTEE
------------ ---------------------- ---------------- ------------------- ------------------------
------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

------------ ---------------------- ---------------- ------------------- ------------------------

============ ====================== ================ =================== ========================


                                     A-2-13

                                    EXHIBIT B

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

             Description of Rule 144A Securities, including numbers:
             _______________________________________________________
             _______________________________________________________
             _______________________________________________________
             _______________________________________________________


               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

               1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

               2. The Buyer warrants and represents to, and covenants with, the Indenture Trustee and the Issuer (as defined in the Indenture (the "Indenture"), dated as of September 28, 2006, between Home Equity Loan Trust 2006-HSA5, as Issuer, and JPMorgan Chase Bank, N.A., as Indenture Trustee, pursuant to Section
4.02 of the Indenture, as follows:

                      a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                      b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                      c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Master Servicer.

                      d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                      e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               3. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


Print Name of Seller                          Print Name of Buyer

By:_______________________________            By:_______________________________
    Name:                                         Name:
    Title:                                        Title:

Tax Payer Identification:                     Tax Payer Identification:

No._______________________________            No._______________________________

Date:_____________________________            Date:_____________________________

                                                            ANNEX 1 TO EXHIBIT B


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

        The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

               1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

               2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________** in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

- Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in
        Section 501(c)(3) of the Internal Revenue Code.

- Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

- Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

- Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.


_________________________
** Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

- Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

- State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

- ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

-       Investment  Adviser.   The  Buyer  is  an  investment adviser registered
        under  the Investment Advisers Act of 1940.

- SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

- Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

- Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

               3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

               4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

               5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Rule 144A Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ____   ____     Will the Buyer be purchasing  the Rule 144A Yes No  Securities
   Yes    No      only for the Buyer's own account?

               6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

               7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                            ____________________________________
                                            Print Name of Buyer

                                            By:_________________________________
                                                Name:
                                                Title:

                                            Date:_______________________________

                                                            ANNEX 2 TO EXHIBIT B


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this certification is attached:

               1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

__ - The Buyer owned $__________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
        144A).

__ - The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

               5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

               6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            ____________________________________
                                            Print Name of Buyer

                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                            IF AN ADVISER:

                                            ____________________________________
                                            Print Name of Buyer

                                            Date:_______________________________

                                    EXHIBIT C

                     FORM OF INVESTOR REPRESENTATION LETTER


                             _______________ , 20__

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

JPMorgan Chase Bank, N.A.
600 Travis Street, 9th Floor
Houston, Texas 77002
Attention:  Corporate Trust Administration

               Re:    Home Equity Loan-Backed Capped Funding Notes
                      Series 2006-HSA5

Ladies and Gentlemen:

               __________________  (the  "Purchaser")  intends to purchase  from
_________ (the "Seller") $_______ Capped Funding Notes of Series 2006-HSA5 (the "Notes"), issued pursuant to the Indenture (the "Indenture"), dated as of September 28, 2006 between Home Equity Loan Trust 2006-HSA5, as issuer (the "Issuer"), and JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture
Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

               1. The Purchaser understands that (a) the Notes have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Notes, (c) the Notes may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Indenture contains restrictions regarding the transfer of the Notes and (e) the Notes will bear a legend to the foregoing effect.

               2. The Purchaser is acquiring the Notes for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

               3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Notes, such that it is capable of evaluating the merits and risks of investment in the Notes, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

               4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated relating to the Notes (b)] a copy of the Indenture and [b] [c] such other information concerning the Notes, the Home Equity Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Notes. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Notes from the Seller in connection with the initial distribution of the Notes and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Notes by the Depositor, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Depositor solely for use in connection with the Original Sale and the Depositor did not participate in or facilitate in any way the purchase of the Notes by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Depositor with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or
        (b) any information, development or event arising after the date of the Memorandum.]

               5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Note, any interest in any Note or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Note under the Act, that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

               6. The Purchaser is not a non-United States person.

                                            Very truly yours,

                                            By:_________________________________
                                                Name:
                                                Title:

                                    EXHIBIT D

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                            __________________, 20___

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

JPMorgan Chase Bank, N.A.
600 Travis Street, 9th Floor
Houston, Texas 77002
Attention:  Corporate Trust Administration

               Re:    Home Equity Loan-Backed Capped Funding Notes
                      Series 2006-HSA5

Ladies and Gentlemen:

               ___________________(the  "Purchaser")  intends to  purchase  from
______ (the "Seller") $_______ Capped Funding Notes of Series 2006-HSA5 (the "Notes"), issued pursuant to the (the "Indenture"), dated as of September 28, 2006 between Home Equity Loan Trust 2006-HSA5, as issuer (the "Issuer"), and
JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Seller hereby certifies, represents and warrants to, and covenants with, the Issuer and the Indenture Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner,
(b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the "Act"), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Note. The Seller has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

                                        Very truly yours,


                                        ________________________________________
                                        (Seller)


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                TABLE OF CONTENTS

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
ARTICLE I         Definitions...............................................................2

        Section 1.01.    Definitions........................................................2

        Section 1.02.    Incorporation by Reference of Trust Indenture Act..................2

        Section 1.03.    Rules of Construction..............................................2

ARTICLE II        Original Issuance of Notes................................................3

        Section 2.01.    Form...............................................................3

        Section 2.02.    Execution, Authentication and Delivery.............................3

ARTICLE III       Covenants.................................................................4

        Section 3.01.    Collection of Payments with Respect to the Home Equity Loans.......4

        Section 3.02.    Maintenance of Office or Agency....................................4

        Section 3.03.    Money for Payments to Be Held in Trust; Paying Agent...............4

        Section 3.04.    Existence..........................................................6

        Section 3.05.    Payment of Principal and Interest; Defaulted Interest..............6

        Section 3.06.    Protection of Trust Estate.........................................8

        Section 3.07.    Opinions as to Trust Estate........................................9

        Section 3.08.    Performance of Obligations; Servicing Agreement....................9

        Section 3.09.    Negative Covenants................................................10

        Section 3.10.    Annual Statement as to Compliance.................................10

        Section 3.11.    Recording of Assignments..........................................11

        Section 3.12.    Representations and Warranties Concerning the Home Equity
                         Loans.............................................................11

        Section 3.13.    Assignee of Record of the Home Equity Loans.......................11

        Section 3.14.    Master Servicer as Agent and Bailee of the Indenture Trustee......11

        Section 3.15.    Investment Company Act............................................11

        Section 3.16.    Issuer May Consolidate, etc.......................................12

        Section 3.17.    Successor or Transferee...........................................13

        Section 3.18.    No Other Business.................................................13

        Section 3.19.    No Borrowing......................................................13

        Section 3.20.    Guarantees, Loans, Advances and Other Liabilities.................13

        Section 3.21.    Capital Expenditures..............................................14

        Section 3.22.    Owner Trustee Not Liable for Certificates or Related
                         Documents.........................................................14


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        Section 3.23.    Restricted Payments...............................................14

        Section 3.24.    Notice of Events of Default.......................................14

        Section 3.25.    Further Instruments and Act.......................................14

        Section 3.26.    Statements to Noteholders.........................................15

        Section 3.27.    Determination of Note Rates.......................................15

        Section 3.28.    Payments under the Policy.........................................15

        Section 3.29.    Additional Representations of the Issuer..........................15

ARTICLE IV        The Notes; Satisfaction and Discharge of Indenture.......................17

        Section 4.01.    The Notes; Increase of Maximum Variable Funding Balance;
                         Variable Funding Notes............................................17

        Section 4.02.    Registration of and Limitations on Transfer and Exchange of
                         Notes; Appointment of Certificate Registrar.......................18

        Section 4.03.    Mutilated, Destroyed, Lost or Stolen Notes........................21

        Section 4.04.    Persons Deemed Owners.............................................22

        Section 4.05.    Cancellation......................................................22

        Section 4.06.    Book-Entry Notes..................................................22

        Section 4.07.    Notices to Depository.............................................23

        Section 4.08.    Definitive Notes..................................................23

        Section 4.09.    Tax Treatment.....................................................24

        Section 4.10.    Satisfaction and Discharge of Indenture...........................24

        Section 4.11.    Application of Trust Money........................................25

        Section 4.12.    Subrogation and Cooperation.......................................26

        Section 4.13.    Repayment of Monies Held by Paying Agent..........................26

        Section 4.14.    Temporary Notes...................................................27

ARTICLE V         Default and Remedies.....................................................27

        Section 5.01.    Events of Default.................................................27

        Section 5.02.    Acceleration of Maturity; Rescission and Annulment................27

        Section 5.03.    Collection of Indebtedness and Suits for Enforcement by
                         Indenture Trustee.................................................28

        Section 5.04.    Remedies; Priorities..............................................30

        Section 5.05.    Optional Preservation of the Trust Estate.........................32

        Section 5.06.    Limitation of Suits...............................................32


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        Section 5.07.    Unconditional Rights of Noteholders to Receive Principal and
                         Interest..........................................................33

        Section 5.08.    Restoration of Rights and Remedies................................33

        Section 5.09.    Rights and Remedies Cumulative....................................33

        Section 5.10.    Delay or Omission Not a Waiver....................................33

        Section 5.11.    Control by the Credit Enhancer or Noteholders.....................33

        Section 5.12.    Waiver of Past Default............................................34

        Section 5.13.    Undertaking for Costs.............................................34

        Section 5.14.    Waiver of Stay or Extension Laws..................................34

        Section 5.15.    Sale of Trust Estate..............................................35

        Section 5.16.    Action on Notes...................................................36

        Section 5.17.    Performance and Enforcement of Certain Obligations................37

ARTICLE VI        The Indenture Trustee....................................................37

        Section 6.01.    Duties of Indenture Trustee.......................................37

        Section 6.02.    Rights of Indenture Trustee.......................................38

        Section 6.03.    Individual Rights of Indenture Trustee............................39

        Section 6.04.    Indenture Trustee's Disclaimer....................................39

        Section 6.05.    Notice of Event of Default........................................39

        Section 6.06.    Reports by Indenture Trustee to Holders...........................39

        Section 6.07.    Compensation and Indemnity........................................39

        Section 6.08.    Replacement of Indenture Trustee..................................40

        Section 6.09.    Successor Indenture Trustee by Merger.............................41

        Section 6.10.    Appointment of Co-Indenture Trustee or Separate Indenture
                         Trustee...........................................................41

        Section 6.11.    Eligibility; Disqualification.....................................42

        Section 6.12.    Preferential Collection of Claims Against Issuer..................43

        Section 6.13.    Representations and Warranties....................................43

        Section 6.14.    Directions to Indenture Trustee...................................43

        Section 6.15.    Indenture Trustee May Own Securities..............................44

ARTICLE VII       Noteholders' Lists and Reports...........................................44

        Section 7.01.    Issuer to Furnish Indenture Trustee Names and Addresses of
                         Noteholders.......................................................44


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        Section 7.02.    Preservation of Information; Communications to Noteholders........44

        Section 7.03.    Reports by Issuer.................................................44

        Section 7.04.    Reports by Indenture Trustee......................................45

        Section 7.05.    Exchange Act Reporting............................................45

ARTICLE VIII      Accounts, Disbursements and Releases.....................................45

        Section 8.01.    Collection of Money...............................................45

        Section 8.02.    Trust Accounts....................................................46

        Section 8.03.    Officer's Certificate.............................................46

        Section 8.04.    Termination Upon Distribution to Noteholders......................46

        Section 8.05.    Release of Trust Estate...........................................47

        Section 8.06.    Surrender of Notes Upon Final Payment.............................47

ARTICLE IX        SUPPLEMENTAL INDENTURES..................................................47

        Section 9.01.    Supplemental Indentures Without Consent of Noteholders............47

        Section 9.02.    Supplemental Indentures With Consent of Noteholders...............49

        Section 9.03.    Execution of Supplemental Indentures..............................50

        Section 9.04.    Effect of Supplemental Indenture..................................50

        Section 9.05.    Conformity with Trust Indenture Act...............................51

        Section 9.06.    Reference in Notes to Supplemental Indentures.....................51

ARTICLE X         MISCELLANEOUS............................................................51

        Section 10.01.   Compliance Certificates and Opinions, etc.........................51

        Section 10.02.   Form of Documents Delivered to Indenture Trustee..................53

        Section 10.03.   Acts of Noteholders...............................................53

        Section 10.04.   Notices, etc., to Indenture Trustee, Issuer, Credit Enhancer
                         and Rating Agencies...............................................54

        Section 10.05.   Notices to Noteholders; Waiver....................................55

        Section 10.06.   Alternate Payment and Notice Provisions...........................55

        Section 10.07.   Conflict with Trust Indenture Act.................................55

        Section 10.08.   Effect of Headings................................................56

        Section 10.09.   Successors and Assigns............................................56

        Section 10.10.   Separability......................................................56

        Section 10.11.   Benefits of Indenture.............................................56

        Section 10.12.   Legal Holidays....................................................56


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        Section 10.13.   GOVERNING LAW.....................................................56

        Section 10.14.   Counterparts......................................................56

        Section 10.15.   Recording of Indenture............................................56

        Section 10.16.   Issuer Obligation.................................................57

        Section 10.17.   No Petition.......................................................57

        Section 10.18.   Inspection........................................................57
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EXHIBIT

Exhibit A-1  ..Form of Class A Notes                                        A-1
Exhibit A-2 ...Form of Variable Funding Notes                               A-2
Exhibit B .....Form of Rule 144A Investment Representation                  B-1
Exhibit C .....Form of Investor Representation Letter                       C-1
Exhibit D .....Form of Transferor Representation Letter                     D-1


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                                   APPENDIX A

                                   DEFINITIONS


               Additional Balance: With respect to any Home Equity Loan, any future Draw made by the related Mortgagor pursuant to the related Loan Agreement on and after the Cut-off Date; provided, however, that if an Amortization Event occurs, then any Draw after such Amortization Event shall not be acquired by the Trust and shall not be an Additional Balance.

               Additional  Balance  Differential:  With  respect to any  Payment
Date, unless and until an Amortization Event occurs, (x) up to and including the Payment Date occurring in the calendar month during which the Revolving Period ends, the amount, if any, by which Additional Balances resulting from Draws under the Home Equity Loans during the related Collection Period exceed
Principal  Collections  during such Collection  Period and (y) after the Payment
Date occurring in the calendar month during which the Revolving Period ends, the aggregate amount of Additional Balances conveyed to the Trust during the related
Collection Period.

               Additional Certificate Security Balance: With respect to the issuance of Capped Funding Notes pursuant to Section 4.01(d) of the Indenture, the amount, if any, required in accordance with the Opinion of Counsel in connection therewith to be added to the Security Balances of the Certificates in accordance with Section 3.12 of the Trust Agreement. In addition, with respect to any Payment Date described in the second sentence of Section 3.12(a) of the Trust Agreement, the "Additional Certificate Security Balance" shall include the amount of the excess described in such sentence.

               Adjusted Mortgage Rate: With respect to any Home Equity Loan and any date of determination, the Loan Rate borne by the related Home Equity Loan, less the rate at which the related Subservicing Fee accrues.

               Affiliate:   With  respect  to  any  Person,   any  other  Person
controlling,  controlled  by or under  common  control  with  such  Person.  For purposes of this definition,  "control" means the power to direct the management and policies of a Person,  directly or indirectly,  whether through ownership of voting  securities,  by contract or otherwise and "controlling" and "controlled"
shall have meanings correlative to the foregoing.

               Aggregate  Additional Balance  Differential:  With respect to any
Payment Date and the  Variable  Funding  Notes,  the sum of  Additional  Balance
Differentials  that have been added to the Security  Balance of Variable Funding
Notes prior to such Payment Date.

               Aggregate Security Balance: With respect to any Payment Date, the aggregate of the Security Balances of all Securities or specified Classes of Securities as of such date.

               Amortization Event:  Any one of the following events:

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               (a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Purchase  Agreement within five
        Business  Days after the date such  payment or deposit is required to be made;  or (ii) to observe or perform in any  material  respect any other covenants  or  agreements  of the  Seller  set  forth  in  the  Purchase
        Agreement,  which failure  continues  unremedied for a period of 60 days after written notice and such failure  materially and adversely  affects the interests of the Securityholders or the Credit Enhancer;

               (b) if any  representation  or warranty made by the Seller in the
        Purchase Agreement proves to have been incorrect in any material respect when made and which  continues to be  incorrect in any material  respect for a period of 45 days with respect to any  representation  or warranty of the Seller made in Section  3.1(a) of the  Purchase  Agreement  or 90 days with  respect to any  representation  or  warranty  made in Section
        3.1(b) of the Purchase Agreement after written notice and as a result of which the interests of the  Securityholders  or the Credit  Enhancer are
        materially  and  adversely   affected;   provided,   however,   that  an
        Amortization  Event  shall  not be  deemed  to occur if the  Seller  has repurchased or caused to be  repurchased or substituted  for the related
        Home Equity Loan or all Home Equity Loans,  if  applicable,  during such period  (or  within  an  additional  60 days  with  the  consent  of the
        Indenture  Trustee  and the  Credit  Enhancer)  in  accordance  with the provisions of the Indenture;

               (c) the entry  against  the  Seller or the  Issuer of a decree or order by a court or agency or supervisory  authority having jurisdiction in the premises for the appointment of a trustee, conservator,  receiver
        or  liquidator  in  any   insolvency,   conservatorship,   receivership,
        readjustment  of debt,  marshalling of assets and liabilities or similar proceedings,  or for the winding up or liquidation  of its affairs,  and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

               (d)  the  Seller  or  the  Issuer  shall   voluntarily   go  into
        liquidation,  consent to the  appointment  of a  conservator,  receiver, liquidator or similar person in any  insolvency,  readjustment  of debt, marshalling  of assets  and  liabilities  or similar  proceedings  of or relating  to  the  Seller  or the  Issuer  or of or  relating  to all or substantially  all of its  property,  or a  decree  or order of a court, agency or supervisory  authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any  insolvency,  readjustment  of debt,  marshalling  of assets  and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Issuer and such  decree or order  shall have  remained  in force  undischarged, unbonded  or  unstayed  for a period  of 60 days;  or the  Seller or the
        Issuer shall admit in writing its  inability to pay its debts  generally as they become due, file a petition to take  advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (e) the Issuer becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

               (f) a Servicing Default relating to the Master Servicer occurs under the Servicing Agreement and the Master Servicer is the Seller;

               (g) the occurrence of a draw on the Policy and the failure of the Credit Enhancer to be reimbursed for such draw, which failure continues unremedied for a period of 90 days after written notice to the Master
        Servicer; or

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               (h) the Issuer is  determined to be an  association  taxable as a corporation for federal income tax purposes.

               In the case of any event described in (a), (b), (f) or (g), an Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, any of the Indenture Trustee, the Credit
Enhancer or, with the consent of the Credit Enhancer, Securityholders evidencing not less than 51% of the Security Balance of each of the Term Notes and the Certificates, by written notice to the Seller, the Master Servicer, the Depositor and the Owner Trustee (and to the Indenture Trustee, if given by the Credit Enhancer or the Securityholders), declare that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e) or (h), an Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture
Trustee, the Noteholders or the Credit Enhancer immediately upon the occurrence of such event; provided, that any Amortization Event may be waived and deemed of no effect with the written consent of the Credit Enhancer and each Rating
Agency, subject to the satisfaction of any conditions to such waiver.

               Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Home Equity Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified
Home Equity Loan as to which it is either the appraised value based upon the appraisal made at the time of origination of the loan which was refinanced or modified or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

               Assignment  of  Mortgage:   With  respect  to  any  Mortgage,  an
assignment,  notice of transfer or equivalent  instrument,  in recordable  form, sufficient  under the laws of the  jurisdiction  in which the related  Mortgaged
Property is located to reflect the conveyance of the Mortgage, which assignment, notice of transfer or  equivalent  instrument  may be in the form of one or more blanket assignments  covering Mortgages secured by Mortgaged  Properties located in the same jurisdiction.

               Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

               Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

               Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

               Bankruptcy  Loss:  With  respect  to  any  Home  Equity  Loan,  a
Deficient Valuation or a Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy
Loss hereunder so long as the Master Servicer has notified the Indenture Trustee and the Credit Enhancer in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Home Equity Loan and either (A) the

                                       3

related Home Equity Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Home Equity Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Home Equity Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

               Basic Documents: The Trust Agreement, the Indenture, the Purchase Agreement, the Insurance Agreement, the Policy, the Servicing Agreement, the Custodial Agreement, the Insurance Agreement, the Indemnification Agreement and the other documents and certificates delivered in connection with any of the above.

               Beneficial Owner: With respect to any Term Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository
(directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

               Billing Cycle: With respect to any Home Equity Loan and Due Date, the calendar month preceding such Due Date.

               Book-Entry Custodian: The custodian appointed pursuant to Section
4.06 of the Indenture.

               Book-Entry Notes: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

               Business  Day:  Any day other than (i) a Saturday  or a Sunday or
(ii) a day on which banking institutions in the States of New York, California, Minnesota, Illinois or Delaware are required or authorized by law or executive order to be closed.

               Capped Funding Note: Any Capped Funding Note issued in connection with an exchange pursuant to Section 4.01(d) of the Indenture.

               Cash Liquidation: As to any defaulted Home Equity Loan other than a Home Equity Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Home Equity Loan.

               Certificate Distribution Account: The account or accounts created and maintained by the Certificate Paying Agent pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Paying Agent will make all distributions on the Certificates from money on deposit in the Certificate Distribution Account.

               Certificate Distribution Amount: For any Payment Date, the amount remaining in the Payment Account following distributions pursuant to clauses (i) through (ix) of Section 3.05(a) of the Indenture.

               Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

               Certificate Paying Agent: The meaning specified in Section 3.10 of the Trust Agreement.

               Certificate  Percentage  Interest:  With  respect to any  Payment
Date, the Certificate Percentage Interest as stated on the face of such Certificate, which percentage may be recalculated in accordance with Section
3.12 of the Trust Agreement.

               Certificate Principal Balance: As of any Payment Date, with respect to any Certificate, an amount equal to the then applicable Certificate Percentage Interest of such Certificate multiplied by the Overcollateralization Amount.

               Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

               Certificate Registrar: Initially, the Indenture Trustee, in its capacity as Certificate Registrar.

               Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

               Certificates:  The Class SB Certificates.

               Class: Collectively, all of the Notes or Certificates bearing the same designation.

               Class A Notes: The Class A Home Equity Loan-Backed Term Notes, Series 2006-HSA5, in substantially the form set forth in Exhibit A-1 to the Indenture.

               Class Principal Balance: For each Class of Notes, the initial Security Balance thereof as reduced on each successive Payment Date by principal distributed in respect thereof on such Payment Date pursuant to Section 3.05 of the Indenture.

               Class SB Certificates: The Class SB Home Equity Loan-Backed Certificates, Series 2006-HSA5, substantially in the form of Exhibit A to the Trust Agreement.

               Closing Date:  September 28, 2006.

               Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               Collateral: The meaning specified in the Granting Clause of the Indenture.

               Collection Period: With respect to any Home Equity Loan and any Payment Date, the calendar month preceding any such Payment Date.

               Combined Loan-to-Value Ratio: With respect to any Home Equity Loan and any date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the Credit Limit and (ii) the outstanding principal balance as of the date of the origination of such Home Equity Loan (or any subsequent date as of which such outstanding principal balance may be determined in connection with an increase or decrease in the Credit Limit, to reduce the amount of primary insurance for such Home Equity Loan or to approve a subordinate lien) and of all other mortgage loans, if any, that are secured by liens on the Mortgaged Property that are senior or subordinate to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged Property.

               Commission:  The Securities and Exchange Commission.

               Corporate Trust Office: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 600 Travis Street, 9th Floor, Houston, Texas 77002, Attention: Worldwide Securities Services/Structured Finance Services. For purposes of Section 4.15 of the Indenture, however, such term shall mean the Indenture Trustee's agent, Chase Manhattan Trust Company, National Association, located at 1650 Market Street, Suite 5210, Philadelphia, Pennsylvania 19103, or such other office as the Indenture Trustee shall designate. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

               Credit Enhancer: MBIA Insurance Corporation, or any successor thereto.

               Credit Enhancer Default: If the Credit Enhancer fails to make a payment required under the Policy in accordance with its terms.

        Credit Enhancer Premium Rate: The rate at which the Premium (as defined in the Insurance Agreement) is calculated with respect to the Policy.

               Credit Limit: With respect to any Home Equity Loan, the maximum Loan Balance permitted under the terms of the related Loan Agreement.

               Credit  Limit  Increase:  As  defined  in  Section   3.01  of the
Servicing Agreement.

               Credit Repository: Equifax, Transunion and Experian, or their successors in interest.

               Credit Score: With respect to any Home Equity Loan, the numerical designation obtained from credit reports provided by any credit reporting organization used to assess a borrower's credit-worthiness and the relative degree of risk a borrower represents to a lender, as determined in accordance with the applicable underwriting criteria.

               Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in full.

               Custodial Account: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.02(b) of the Servicing Agreement, in which the Master Servicer shall deposit or cause to be deposited certain amounts in respect of the Home Equity Loans.

               Custodial  Agreement:  The  Custodial  Agreement,   dated  as  of
September 28, 2006, among the Custodian, the Indenture Trustee, the Issuer and the Master Servicer.

               Custodial File: Any mortgage loan document in the Mortgage File that is required to be delivered to the Custodian pursuant to Section 2.1(c) of the Purchase Agreement.

               Custodian:   Wells  Fargo Bank,   National Association,  and  its
successors and assigns.

               Cut-off Date:  September 1, 2006.

               Cut-off Date Loan Balance: With respect to any Home Equity Loan, the unpaid principal balance thereof as of the close of business on the last day of the Billing Cycle immediately prior to the Cut-off Date.

               Debt Service Reduction: With respect to any Home Equity Loan, a reduction in the scheduled payment for such Home Equity Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code that becomes final and non-appealable, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

               Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

               Deficiency Amount:  As defined in the Policy.

               Deficient Valuation: With respect to any Home Equity Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Home Equity Loan and any senior lien on the Mortgaged Property, or any reduction in the amount of principal to be paid in connection with any scheduled payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code that becomes final and non-appealable.

               Definitive Notes: The meaning specified in Section 4.06 of the Indenture.

               Deleted Loan: A Home Equity Loan replaced or to be replaced with an Eligible Substitute Loan.

               Delinquency Percentage: With respect to any Payment Date, the percentage equivalent of a fraction (A) the numerator of which is the Loan Balance of the Home Equity Loans that are Delinquent for 60 days or more as of such Payment Date and (B) the denominator of which is the Pool Balance, in each case as of the beginning of the related Collection Period, expressed as a percentage.

               Delinquent: As used herein, a Home Equity Loan is considered to be: "30 to 59 days" or "30 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly due date. Since the determination as to whether a Home Equity Loan falls into these categories is made as of the close of business on the last business day of each month, a Home Equity Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the Home Equity Loan would then be considered 30-59 days delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

               Depositor: Residential Funding Mortgage Securities II, Inc., a Delaware corporation, or its successor in interest.

               Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Depositor. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

               Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

               Derivative Contract: Any ISDA Master Agreement, together with the related Schedule and Confirmation, entered into by the Owner Trustee and a Derivative Counterparty in accordance with Section 5.07 of the Trust Agreement.

               Derivative   Counterparty:   Any  counterparty  to  a  Derivative
Contract as provided in Section 5.07 of the Trust Agreement.

               Determination Date: With respect to any Payment Date, the 20th day of the month in which such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day.

               Draw: With respect to any Home Equity Loan, a borrowing by the related Mortgagor under the related Loan Agreement.

               Draw Period: With respect to each Home Equity Loan, the period consisting of either the first five, ten or fifteen years after the date of origination of such Home Equity Loan, during which the related Mortgagor is permitted to make Draws.

               Due Date: With respect to any Home Equity Loan, the day of the month the Minimum Monthly Payment or fixed monthly payment is due as set forth in the related Mortgage Note.

               Eligible Account: An account that is any of the following: (i) maintained with a depository institution the short-term debt obligations of which have been rated by each Rating Agency in its highest rating category available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and each Rating Agency) the Indenture Trustee has a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained at the corporate trust department of the Indenture Trustee or (B) an account or accounts maintained at the corporate trust department of the Indenture Trustee, as long as its short term debt obligations are rated P-1 by Moody's and A-1 by Standard & Poor's (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A by Standard & Poor's (or the equivalent) or better by each Rating Agency, or (iv) in the case of the Custodial Account and the Payment Account, a trust account or accounts maintained in the corporate trust division of the Indenture Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency (if determined without regard to the Policy) below the lower of the then-current rating or the rating assigned to such Securities (if determined without regard to the Policy) as of the Closing Date by such Rating Agency).

               Eligible Substitute Loan: A Home Equity Loan substituted by the Seller for a Deleted Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Home Equity Loan for a Deleted Home Equity Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited by the Seller in the Custodial Account in the month of substitution); (ii) comply with each representation and warranty set forth in
Section 3.1(b) of the Purchase Agreement (other than clauses (xiii),  (xxiv)(B),
(xxv)(B), (xxvi), (xxvii), (xxxiv) and (xxxvi) thereof) as of the date of substitution; (iii) have a Loan Rate, Net Loan Rate and Gross Margin no lower than and not more than 1% per annum higher than the Loan Rate, Net Loan Rate and Gross Margin, respectively, of the Deleted Loan as of the date of substitution;
(iv) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Loan and (vi) not be 30 days or more delinquent.

               ERISA:   The Employee Retirement Income Security Act of  1974, as
amended.

               Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) a default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

               (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, and such default shall continue for a period of five days; or

               (iii) there occurs a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made which has a material adverse effect on Securityholders or the Credit Enhancer, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Security Balance of the Notes or the Credit Enhancer, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

               (iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (v) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

               Event of Liquidation: Following the occurrence of an Event of Default under the Indenture, the determination by the Indenture Trustee, as evidenced by a written notice provided to the Owner Trustee, the Depositor and the Credit Enhancer, that all conditions precedent to the sale or liquidation of the Trust Estate pursuant to Section 5.04 of the Indenture have been satisfied.

               Event of Servicer Termination: With respect to the Servicing Agreement, a Servicing Default as defined in Section 7.01 of the Servicing Agreement.

               Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               Excluded Amount: For any Payment Date on or after the occurrence of an Amortization Event, the portion of the balance with respect to each Home Equity Loan attributable to all Draws not transferred to the Trust, and the portion of the Principal Collections (other than Net Liquidation Proceeds to the extent that the Excluded Amount of Liquidation Proceeds is not included in Net Liquidation Proceeds) and Interest Collections thereon for each Collection Period allocated to such Excluded Amount based on a pro rata allocation between the related Excluded Amount and the Loan Balance in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

               Expenses: The meaning specified in Section 7.02 of the Trust Agreement.

               Fannie Mae: Fannie Mae, formerly the Federal National Mortgage Association, or any successor thereto.

               FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

               Final Scheduled Payment Date:  The Payment Date in August 2036.

               Foreclosure Profit: With respect to a Liquidated Home Equity Loan, the amount, if any, by which (i) the aggregate of Liquidation Proceeds net of Liquidation Expenses exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Home Equity Loan immediately prior to the final recovery of its Liquidation Proceeds.

               Form 10-K Certification: As defined in Section 4.04(b) of the Servicing Agreement.

               Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

               Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

               Gross  Margin:   With  respect  to  any  Home  Equity  Loan,  the
percentage set forth as the "Margin" for such Home Equity Loan on the Home Equity Loan Schedule.

               Guaranteed Payment Amount: The aggregate outstanding Security Balance of the Notes on the Payment Date in August 2036, after giving effect to all other distributions of principal on the Notes on such Payment Date from all sources other than the Policy.

               Holder:  Any of the Noteholders or Certificateholders.

               Home Equity Loan: Each adjustable-rate, home equity revolving line of credit loan, including Additional Balances, if any, together with the Related Documents, included in the Trust Estate.

               Home Equity Loan Schedule: The initial schedule of Home Equity Loans as of the Cut-off Date set forth in Exhibit A of the Servicing Agreement, which schedule sets forth as to each Home Equity Loan (as applicable) (i) the Cut-off Date Loan Balance ("Principal Bal"), (ii) the Credit Limit, (iii) the Gross Margin ("Margin"), (iv) the Maximum Rate ("Ceiling"), if any, (v) the lien position of the related Mortgaged Property, (vi) the Depositor's Home Equity Loan identifying number, (vii) the Subservicer's Home Equity Loan identifying number (viii) the city, state and zip code of the Mortgaged Property, (ix) a code indicating whether the Mortgaged Property is owner-occupied, (x) the type of residential dwelling constituting the Mortgaged Property, (xi) the original number of months to maturity, (xii) the remaining number of months to maturity from the Cut-off Date, (xiii) as to any first lien Home Equity Loan, the Loan-to-Value Ratio at origination and as to any second lien Home Equity Loan, the Combined Loan-to-Value Ratio at origination of such second lien Home Equity Loan, (xiv) the Loan Rate in effect as of the Cut-off Date, (xv) the stated maturity date, (xvi) the prior encumbrance principal balance (denoted as "Senior Lien" on the Home Equity Loan Schedule), if any, (xvii) the Credit Score, (xviii) the Mortgagor's debt-to-income ratio, (xix) a code indicating the product type, (xx) a code indicating the purpose of the Home Equity Loan, (xxi) the Mortgage Note date, (xxii) the teaser expiration date, and (xxiii) the Appraised Value.

               Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

               Indenture: The indenture, dated as of the Closing Date, between the Issuer, as debtor, and the Indenture Trustee, as indenture trustee.

               Indenture Trustee:  JPMorgan Chase Bank, National Association and
its  successors  and  assigns  or any  successor   indenture  trustee  appointed
pursuant to the terms of the Indenture.

               Indenture   Trustee   Information:   As   specified   in  Section
9.05(a)(i)(A) of the Servicing Agreement.

               Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Depositor and any Affiliate of any of the foregoing Persons,
(ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

               Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

               Index: With respect to any Home Equity Loan, the prime rate from time to time for the adjustment of the Loan Rate set forth as such on the related Loan Agreement.

               Initial Certificates: The Home Equity Loan-Backed Certificates, Series 2006-HSA5, issued on the Closing Date, each evidencing undivided beneficial interests in the Issuer and executed by the Owner Trustee.

               Initial   Security   Balance:   With   respect  to  the   Initial
Certificates, $0.00, the Term Notes, $295,648,000 and the Variable Funding Notes, $0.00.

               Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

               Insurance Agreement: The Insurance and Indemnity Agreement, dated as of September 28, 2006, among the Master Servicer, the Seller, the Depositor, the Issuer and the Credit Enhancer, including any amendments and supplements thereto.

               Insurance Proceeds: Proceeds paid in respect of the Home Equity Loans pursuant to any insurance policy covering a Home Equity Loan or amounts required to be paid by the Master Servicer pursuant to the next to last sentence of Section 3.04(a) of the Servicing Agreement, to the extent such proceeds are payable to the mortgagee, any Subservicer, the Master Servicer or the Indenture Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account or required to be paid to any holder of a mortgage senior to such Home Equity Loan.

               Interest Collections: With respect to any Payment Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of principal prepayments, Insurance Proceeds, Net Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Home Equity Loans) as is paid by the Seller or the Master Servicer or is collected by the Master Servicer under the Home Equity Loans (exclusive of the pro rata portion thereof attributable to any

Excluded Amounts not conveyed to the Trust following an Amortization Event), reduced by the Servicing Fees for the related Collection Period and by any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors during the related Collection Period with respect to the Home Equity Loans. The terms of the related Loan Agreement shall determine the portion of each payment in respect of such Home Equity Loan that constitutes principal or interest.

               Interest Distribution Amount: With respect to any Payment Date, an amount equal to interest accrued during the related Interest Period on the Notes on their respective Security Balance immediately prior to that Payment Date, at the related Note Rate, minus the amount of any Relief Act Shortfalls on the Home Equity Loans during the related Collection Period.

               Interest Period: With respect to any Payment Date other than the first Payment Date, the period beginning on the preceding Payment Date and ending on the day preceding such Payment Date, and in the case of the first Payment Date, the period beginning on the Closing Date and ending on the day preceding the first Payment Date.

               Interest Rate Adjustment Date: With respect to each Home Equity Loan, the date or dates on which the Loan Rate is adjusted in accordance with the related Loan Agreement.

               Interim Certification: The meaning specified in Section 2.1(c) of the Purchase Agreement.

               Issuer or Trust:  The  Home  Equity   Loan  Trust  2006-HSA5,   a
Delaware statutory trust, or its successor in interest.

               Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

               LIBOR: For any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Servicer and the Credit Enhancer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

               LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

               Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

               Limited Repurchase Right Holder: RFC Asset Holdings II, Inc. or it successor.

               Liquidated Home Equity Loan: With respect to any Payment Date, any Home Equity Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds which it reasonably expects to recover, if any, with respect to the disposition of the related Home Equity Loan have been recovered. The Master Servicer will treat any Home Equity Loan that is 180 days or more Delinquent as having been finally liquidated.

               Liquidation Expenses: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Master Servicer in connection with the liquidation of any Home Equity Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Home Equity Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Home Equity Loan) respecting the related Home Equity Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

               Liquidation Loss Amounts: With respect to any Payment Date and any Home Equity Loan that became a Liquidated Home Equity Loan during the related Collection Period, the unrecovered portion of the related Loan Balance thereof at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of the Loan Balance. If a Bankruptcy Loss has occurred with respect to any Home Equity Loan, the amount of the Bankruptcy Loss will be treated as a Liquidation Loss Amount.

               Liquidation Loss Distribution Amount: With respect to any Payment Date, the aggregate of (A) 100% of the Liquidation Loss Amounts during the related Collection Period, plus (B) any such Liquidation Loss Amounts remaining undistributed from any preceding Payment Date, provided that any Liquidation Loss Amount shall not be distributed to the extent that the Liquidation Loss Amount was previously paid on the Class A Notes and the Variable Funding Notes by means of a draw on the Policy, from collections on the Home Equity Loans, or was reflected in the reduction of the Overcollateralization Amount; provided, that nothing in the foregoing proviso shall limit the Credit Enhancer's right to be reimbursed for any Liquidation Loss Amounts to the extent paid by a draw on the Policy.

               Liquidation Proceeds: Proceeds (including Insurance Proceeds but not including amounts drawn under the Policy) if any received in connection with the liquidation of any Home Equity Loan or related REO, whether through trustee's sale, foreclosure sale or otherwise or any Subsequent Recoveries with respect to a Liquidated Home Equity Loan.

               Loan Agreement: With respect to any Home Equity Loan, the credit line account agreement, executed by the related Mortgagor and any amendment or modification thereof.

               Loan Balance: With respect to any Home Equity Loan, other than a Home Equity Loan which has become a Liquidated Home Equity Loan, and as of any day, the related Cut-off Date Loan Balance, plus (i) any Additional Balances in respect of such Home Equity Loan conveyed to the Trust, minus (ii) all collections credited as principal in respect of any such Home Equity Loan in accordance with the related Loan Agreement (except for any such collections that are allocable to any Excluded Amount) and applied in reduction of the Loan Balance thereof. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Loan Balance equal to the Loan Balance of the related Home Equity Loan immediately prior to the final recovery of substantially all related Liquidation Proceeds and a Loan Balance of zero thereafter.

               Loan Rate: With respect to any Home Equity Loan and any day, the per annum rate of interest applicable under the related Loan Agreement.

               Lost Note Affidavit: With respect to any Home Equity Loan as to which the original Loan Agreement has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller or the related Program Seller certifying that the original Loan Agreement has been lost, misplaced or destroyed (together with a copy of the related Loan Agreement).

               Master Servicer:   Residential  Funding Corporation,   a Delaware
corporation,  and its successors
and assigns.

               Master Servicing Fee: With respect to any Home Equity Loan and any Collection Period, the product of (i) the Master Servicing Fee Rate divided by 12 and (ii) the related Loan Balance as of the first day of such Collection Period.

               Master Servicing Fee Rate: With respect to any Home Equity Loan, 0.08% per annum.

               Maximum Rate: With respect to each Home Equity Loan with respect to which the related Loan Agreement provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such Home Equity Loan under the terms of such Loan Agreement, as set forth on the Home Equity Loan Schedule and initially as set forth on Exhibit A to the Servicing Agreement.

               Maximum Variable Funding Balance: The maximum Security Balance of the Variable Funding Notes, which shall be an amount equal to $40,194,616 or such greater amount as may be permitted pursuant to Section 9.01 of the Indenture.

               MERS:    Mortgage   Electronic  Registration   Systems,  Inc.,  a
corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

               MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

               MIN: The Mortgage Identification Number for Home Equity Loans registered with MERS on the MERS(R) System.

               Minimum Monthly Payment: With respect to any Home Equity Loan and any month, the minimum amount required to be paid by the related Mortgagor in such month.

               MOM Loan: With respect to any Home Equity Loan, MERS acting as the mortgagee of such Home Equity Loan, solely as nominee for the originator of such Home Equity Loan and its successors and assigns, at the origination thereof.

               Moody's: Moody's Investors Service, Inc. or its successor in interest.

               Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Home Equity Loan.

               Mortgage  File:  The  file   containing  the  Related   Documents
pertaining to a particular Home Equity Loan and any additional documents required to be added to the Mortgage File pursuant to the Purchase Agreement or the Servicing Agreement.

               Mortgage Note: With respect to a Home Equity Loan, the mortgage note pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by a Mortgage on a related Mortgaged Property, as modified or amended.

               Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Home Equity Loan.

               Mortgagor:  The obligor or obligors under a Loan Agreement.

               Net Liquidation Proceeds: With respect to any Liquidated Home Equity Loan, Liquidation Proceeds (excluding any draws under the Policy) net of Liquidation Expenses (but not including the portion, if any, of such net amount that exceeds the Loan Balance of the Home Equity Loan at the end of the Collection Period immediately preceding the Collection Period in which such Home Equity Loan became a Liquidated Home Equity Loan, plus accrued and unpaid interest on such Loan Balance from the date last paid to the date of receipt of final Liquidation Proceeds).

               Net Loan Rate: With respect to any Home Equity Loan and any day, the related Loan Rate less: (1) 0.58% per annum and (2) the Credit Enhancer Premium Rate.

               Net Principal Collections: With respect to any Payment Date, the excess, if any, of Principal Collections for the related Collection Period over the amount of Additional Balances created during the related Collection Period and conveyed to the Trust Estate.

               Net WAC Cap Shortfall: On any Payment Date, an amount by which interest that would have accrued on the Notes at the applicable Note Rate during the related Interest Period (without application of the Net WAC Rate) exceeds interest accrued thereon at the Net WAC Rate.

               Net WAC Rate: With respect to any Payment Date, a per annum rate equal to the weighted average of the Net Loan Rates of the Home Equity Loans as of the beginning of the related Collection Period, weighted by the outstanding Loan Balances thereof, adjusted by multiplying the Net WAC Rate by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.

               Non-United States Person: Any Person other than a United States Person.

               Note Owner:  The Beneficial Owner of a Note.

               Note Rate: With respect to the Class A Notes and the Variable Funding Notes, the least of (x) a per annum rate equal to LIBOR plus 0.14%, (y) 17.25% per annum and (z) the Net WAC Rate.

               Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.
               Note Registrar: The Indenture Trustee, in its capacity as Note Registrar.

               Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

               Notes: Collectively, the Term Notes and the Variable Funding Notes issued and outstanding at any time pursuant to the Indenture.

               Officer's Certificate: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

               Opinion of Counsel: A written opinion of counsel. Any Opinion of Counsel for the Master Servicer may be provided by in-house counsel for the Master Servicer if reasonably acceptable to the Indenture Trustee, the Credit Enhancer and the Rating Agencies or counsel for the Depositor, as the case may be.

               Original Trust Agreement: The Trust Agreement, dated as of September 26, 2006, between the Owner Trustee and the Depositor.

               Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

                      (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

                      (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

provided, however, that for purposes of effectuating the Credit Enhancer's right of subrogation as set forth in Section 4.12 of the Indenture only, all Notes that have been paid with funds provided under the Policy shall be deemed to be Outstanding until the Credit Enhancer has been reimbursed with respect thereto.

               Overcollateralization  Amount:  With respect to any Payment Date, the amount by which the Pool Balance after applying payments received in the related Collection Period exceeds the aggregate Security Balance of the Notes on such Payment Date (in each case, after application of Net Principal Collections or Principal Collections, as the case may be, for such date and acquisition by the Trust of Additional Balances on such Payment Date and any payments in respect of Liquidation Loss Amounts). On each Payment Date, the Overcollateralization Amount available to cover Liquidation Loss Amounts on such Payment Date, if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts for such Payment Date on the Home Equity Loans, except to the extent that such Liquidation Loss Amounts were covered on such Payment Date by P&I Collections on the Home Equity Loans pursuant to Section 3.05(a) of the Indenture.

               Overcollateralization Floor: An amount equal to 0.50% of the aggregate Cut-off Date Loan Balances of the Home Equity Loans.

               Overcollateralization Increase Amount: With respect to any Payment Date beginning on the Payment Date in April 2007, an amount equal to the lesser of (i) P&I Collections on the Home Equity Loans remaining after application of clauses (i) through (v) of Section 3.05(a) of the Indenture and
(ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Payment Date over (y) the Overcollateralization Amount for that Payment Date.

               Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such
Certificate as the Certificateholder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

               Owner Trust Estate: The corpus of the Issuer created by the Trust Agreement which consists of the Home Equity Loans.

               Owner Trustee: Wilmington Trust Company not in its individual capacity but solely as Owner Trustee of the Trust, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

               Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

               Payment Account: The account established by the Indenture Trustee pursuant to Section 8.02 of the Indenture and Section 5.01 of the Servicing Agreement. Amounts deposited in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture.

               Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

               Percentage Interest: With respect to any Note and any Payment Date, the percentage obtained by dividing the Security Balance of such Note by the aggregate of the Security Balances of all Notes (including the Term Notes and the Variable Funding Notes) or all Notes of the same Class, as applicable, prior to such Payment Date. With respect to any Certificate and any Payment Date, the Percentage Interest stated on the face of such Certificate.

               Permitted Investments:  One or more of the following:

                (i)  obligations  of or  guaranteed  as  to  timely  payment  of principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                (ii)  repurchase  agreements on obligations  specified in clause
        (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured short-term debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is a Rating Agency;

                (iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                (v) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder and have been rated by each Rating Agency in its highest short-term rating available (in the case of Standard & Poor's such rating shall be either AAAm or AAAm-G), including any such fund that is managed by the Indenture Trustee or any affiliate of the Indenture Trustee or for which the Indenture Trustee or any of its affiliates acts as an adviser; and

                (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Notes by such Rating Agency (without giving effect to any Policy (if any) in the case of Insured Notes (if any)) below the then-current rating assigned to such Notes by such Rating Agency, as evidenced in writing;

               provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and for purposes of this Agreement, any references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean the following: A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and F-1 in the case of Fitch; provided, however, that any Permitted Investment that is a short-term debt obligation rated A-1 by Standard & Poor's must satisfy the following additional conditions: (i) the total amount of debt from A-1 issuers must be limited to the investment of monthly principal and interest payments (assuming fully amortizing collateral); (ii) the total amount of A-1 investments must not represent more than 20% of the aggregate outstanding Security Balance of the Notes and each investment must not mature beyond 30 days; (iii) the terms of the debt must have a predetermined fixed dollar amount of principal due at maturity that cannot vary; and (iv) if the investments may be liquidated prior to their maturity or are being relied on to meet a certain yield, interest must be tied to a single interest rate index plus a single fixed spread (if any) and must move proportionately with that index.

               Person: Any legal individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               Plan: An employee benefit or other plan subject to the prohibited transaction restrictions or the fiduciary responsibility requirements of ERISA or Section 4975 of the Code.

               Plan Investor: A Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using the "plan assets," within the meaning of the Department of Labor regulations at 29 C.F.R. ss.2510.3-101, as modified by Section 3(42) of ERISA, of a Plan.

               Policy:  The  financial  guaranty  insurance  policy (Policy  No.
48572) issued by the Credit  Enhancer,  dated as of September  28,  2006,   with
respect to the Notes.

               Pool Balance: With respect to any date, the aggregate of the Loan Balances of all Home Equity Loans as of such date.

               Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

               Principal  Collection  Distribution Amount: For any Payment Date,
(i) at any time during the Revolving Period, so long as an Amortization Event has not occurred, the Net Principal Collections and (ii) following an Amortization Event or at any time after the end of the Revolving Period, the Principal Collections; provided, however, on any Payment Date with respect to which the Overcollateralization Amount that would result if determined without application of this proviso exceeds the Required Overcollateralization Amount, the Principal Collection Distribution Amount will be reduced by the amount of such excess to an amount not less than zero.

               Principal Collections: With respect to any Payment Date and any Home Equity Loan, the aggregate of the following amounts:

               (i) the total amount of payments made by or on behalf of the Mortgagor, received and applied as payments of principal on the Home Equity Loan during the related Collection Period, as reported by the related Subservicer;

               (ii) any Net Liquidation Proceeds, allocable as a recovery of principal, received in connection with the Home Equity Loan during the related Collection Period;

               (iii) if the Home Equity Loan was purchased by the Master Servicer pursuant to Section 3.15 of the Servicing Agreement or was repurchased by the Seller pursuant to the Purchase Agreement during the related Collection Period, 100% of the Loan Balance of the Home Equity Loan as of the date of such purchase or repurchase and if a Home Equity Loan was substituted for a Deleted Loan, the amount deposited by the Seller as a Substitution Adjustment Amount; and

               (iv) any other amounts received as payments on or proceeds of the Home Equity Loan during the Collection Period to the extent applied in reduction of the principal amount thereof;

provided that Principal Collections shall not include any Foreclosure Profits, and shall be reduced by any amounts withdrawn from the Custodial Account pursuant to clauses (c), (d) and (j) of Section 3.03 of the Servicing Agreement, and provided further that Principal Collections shall not include any portion of such amounts that are allocable to any Excluded Amount.

               Principal Prepayment: Any payment of principal by a Mortgagor, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

               Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

               Program Guide: Together, the Seller's Seller Guide and Servicing Guide, as in effect from time to time.

               Program Seller: With respect to any Home Equity Loan, the Person that sold such Home Equity Loan to the Seller.

               Prospectus Supplement: The prospectus supplement dated September 25, 2006, relating to the Term Notes.

               Purchase Agreement: The Home Equity Loan Purchase Agreement, dated as of the Closing Date, between the Seller, as seller, and the Depositor, as purchaser, with respect to the Home Equity Loans.

               Purchase Price:   The meaning  specified in Section 2.2(a) of the
Purchase Agreement.

               Purchaser: Residential Funding Mortgage Securities II, Inc., a Delaware corporation, and its successors and assigns.

               P&I Collections: On any Payment Date, the sum of the Interest Collections for that Payment Date and so long as an Amortization Event has not occurred and if during the Revolving Period, the Net Principal Collections for that Payment Date, or if an Amortization Event has occurred or the Revolving Period has ended, the Principal Collections for the applicable Payment Date.

               Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Securities at the request of the Depositor at the time of the initial issuance of the Securities. Initially, Moody's and Standard & Poor's. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's or P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

               Record Date: With respect to the Notes and any Payment Date, the close of business on the Business Day next preceding such Payment Date.

               Reference Bank Rate: With respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Security Balance of the Notes; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer and the Credit Enhancer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Security Balance of the Notes. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

               Reference   Banks:   Three  major  banks  which  are  engaged  in
transactions in the London interbank markets selected by the Indenture Trustee, after consultation with the Master Servicer and the Credit Enhancer.

               Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

               Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

               Related Documents: With respect to each Home Equity Loan, the documents specified in Section 2.1(c) of the Purchase Agreement and any documents required to be added to such documents pursuant to the Purchase Agreement, the Trust Agreement or the Servicing Agreement.

               Relief Act Shortfalls: With respect to any Payment Date, for any Home Equity Loan as to which there has been a reduction in the amount of interest collectible thereon for the related Collection Period as a result of the application of the Servicemembers Civil Relief Act or any other similar federal or state law, the shortfall, if any, equal to (i) one month's interest on the Loan Balance of such Home Equity Loan at the applicable Loan Rate, without application of such Act, over (ii) the interest collectible on such Home Equity Loan during such Collection Period.

               REO:  A  Mortgaged   Property  that is  acquired  by the Trust in
foreclosure or by deed in lieu of foreclosure.

               REO Acquisition: The acquisition by the Master Servicer on behalf of the Indenture Trustee for the benefit of the Noteholders and the Credit Enhancer of any REO Property pursuant to Section 3.07 of the Servicing Agreement.

               REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

               REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

               REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Home Equity Loan.

               Repurchase  Event:  With respect to any Home Equity Loan,  either
(i) a discovery that, as of the Closing Date, the related Mortgage was not a valid lien on the related Mortgaged Property subject only to (A) the lien of any prior mortgage indicated on the Home Equity Loan Schedule, (B) the lien of real property taxes and assessments not yet due and payable, (C) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are listed in the Program Guide and (D) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the related Mortgaged Property or (ii) with respect to any Home Equity Loan as to which the Seller delivers a Lost Note Affidavit, a subsequent default on such Home Equity Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Loan Agreement.

               Repurchase Price: With respect to any Home Equity Loan required to be repurchased on any date pursuant to the Purchase Agreement or purchased by the Master Servicer or the Limited Repurchase Right Holder pursuant to the Servicing Agreement, an amount equal to the sum of (i) 100% of the Loan Balance thereof (without reduction for any amounts charged off) (or, in the case of a purchase by the Limited Repurchase Right Holder pursuant to Section 5.07 of the Trust Agreement, the fair market value thereof, if greater) and (ii) unpaid accrued interest at the Loan Rate (or with respect to the last day of the month in the month of repurchase, the Loan Rate will be the Loan Rate in effect as to the second to last day in such month) on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase. No portion of any Repurchase Price shall be included in any Excluded Amount for any Payment Date.

               Request for Release: The form attached as Exhibit 4 to the Custodial Agreement or an electronic request in a form acceptable to the Custodian.

               Required Insurance Policy: With respect to any Home Equity Loan, any insurance policy which is required to be maintained from time to time under the Servicing Agreement, the Program Guide or the related Subservicing Agreement in respect of such Home Equity Loan.

               Required Overcollateralization Amount: With respect to any Payment Date prior to the Stepdown Date, 1.45% of the aggregate Cut-off Date Loan Balances of the Home Equity Loans. With respect to any Payment Date on or after the Stepdown Date, the lesser of (a) the initial Required Overcollateralization Amount and (b) 2.90% of the Pool Balance for the Home Equity Loans after application of Interest Collections and Principal Collections received during the related Collection Period but not less than the Overcollateralization Floor; provided that, if a Trigger Event has occurred and is continuing on such Payment Date, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount for the immediately preceding Payment Date.

               The Required Overcollateralization Amount may be reduced with the prior written consent of the Credit Enhancer, but without the consent of the Holders of the Notes so long as written confirmation is obtained from each Rating Agency that the reduction will not reduce the rating assigned to any Class of Notes by that Rating Agency below the lower of the then-current rating or the rating assigned to those Notes as of the Closing Date by that Rating Agency without taking into account the Policy.

               Responsible Officer: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

               Revolving Period: The period commencing on the Closing Date and ending on September 30, 2011.

               Rolling Three Month Delinquency Percentage: With respect to any Payment Date and the Home Equity Loans, the arithmetic average of the Delinquency Percentages determined for such Payment Date and for each of the two preceding Payment Dates.

               Scheduled Payments:  As defined in the Policy.

               Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               Securitization Transaction: Any transaction involving a sale or other transfer of mortgage loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities.

               Security:  Any of the Certificates or Notes.

               Security Balance: With respect to any Payment Date and the Term Notes, the Initial Security Balance thereof prior to such Payment Date reduced by all payments of principal thereon prior to such Payment Date. With respect to any Payment Date and the Variable Funding Notes, the Initial Security Balance thereof prior to such Payment Date (i) increased by the Aggregate Additional Balance Differential immediately prior to such Payment Date and (ii) reduced by all payments of principal thereon and Liquidation Loss Amounts allocated thereto prior to such Payment Date. With respect to any Payment Date and the Certificates, the Certificate Principal Balance thereof.

               Securityholder or Holder:  Any Noteholder or a Certificateholder.

               Seller: Residential Funding Corporation, a Delaware corporation, and its successors and assigns.

               Seller's   Agreement:   The  agreement  between  the  Seller,  as
purchaser, and the related Program Seller, as seller.

               Servicing  Agreement:  The Servicing  Agreement,  dated as of the
Closing Date, between  the  Indenture  Trustee,    the  Issuer  and  the  Master
        Servicer.

               Servicing   Certificate:  A  certificate  prepared by a Servicing
Officer on behalf of the Master Servicer in accordance with Section 4.01 of the Servicing Agreement.

               Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

               Servicing Default: The meaning specified in Section 7.01 of the Servicing Agreement.

               Servicing   Fee: With respect to any Home Equity Loan, the sum of
the related Master Servicing Fee and the related Subservicing Fee.

               Servicing   Fee Rate:  With respect to any Home Equity Loan,  the
sum   of  the  related Master Servicing Fee Rate and  the  related  Subservicing
Fee Rate.

               Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Home Equity Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Credit Enhancer) by the Master Servicer, as such list may be amended from time to time.

               Servicing  Trigger:  As of any  Payment  Date,  for  purposes  of
Section 7.04 of the Servicing Agreement, the occurrence of any of the following scenarios:

               (a) the Sixty-Plus Delinquency Percentage is greater than 27.00% for the then-current Payment Date; or

               (b) on or after the Payment Date in April 2009, the aggregate amount of Liquidation Loss Amounts on the Home Equity Loans as a percentage of the Cut-Off Date Loan Balance exceeds the applicable amount set forth below:


               April 2009 to September 2009:    2.00%  with   respect  to  April
                                                2009,  plus an additional  1/6th
                                                of   1.50%   for   each    month
                                                thereafter.

               October 2009 to September 2010:  3.50%  with  respect  to October
                                                2009, plus an additional  1/12th
                                                of   2.00%   for   each    month
                                                thereafter.

               October 2010 to September 2011:  5.50%  with  respect  to October
                                                2010, plus an additional  1/12th
                                                of   1.25%   for   each    month
                                                thereafter.

               October 2011 to September 2012:  6.75%  with  respect  to October
                                                2011, plus an additional  1/12th
                                                of   0.75%   for   each    month
                                                thereafter.

               October 2012 and thereafter:     7.50%.


               Single  Certificate:  A  Certificate   in the  denomination  of a
Certificate Percentage Interest of 10.0000%.

               Sixty-Plus Delinquency Percentage: With respect to any Payment Date and the Home Equity Loans, the arithmetic average, for each of the three Payment Dates ending with such Payment Date, of the fraction, expressed as a percentage, equal to (x) the aggregate Loan Balance of the Home Equity Loans that are 60 or more days delinquent in payment of principal and interest for that Payment Date, including Home Equity Loans in foreclosure and REO, over (y) the aggregate Loan Balance of all of the Home Equity Loans immediately preceding that Payment Date.

               Standard  &  Poor's:  Standard  &   Poor's  Ratings  Services,  a
division of The McGraw-Hill Companies, Inc. or its successor in interest.

               Stated Value: With respect to any Home Equity Loan, the value of the Mortgaged Property as stated by the related Mortgagor in his or her application.

               Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss.ss.3801 et seq., as the same may be amended from time to time.

               Stepdown Date: The later of (a) the Payment Date in April 2009 and (b) the Payment Date on which the Pool Balance of the Home Equity Loans after applying payments received in the related Collection Period is less than 50% of the aggregate Cut-off Date Loan Balances of the Home Equity Loans.

               Subsequent Recoveries: As of any Payment Date, amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to the Servicing Agreement) specifically related to a Home Equity Loan that was treated as a Liquidated Home Equity Loan prior to the related Collection Period, and that resulted in a Liquidated Loss Amount.

               Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement as a Subservicer by the Master Servicer.

               Subservicing   Account:   An  Eligible  Account   established  or
maintained by a Subservicer as provided for in Section 3.02(c) of the Servicing Agreement.

               Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Home Equity Loans as provided in Section 3.01 of the Servicing Agreement.

               Subservicing Fee: With respect to any Collection Period, the fee retained monthly by the Subservicer (or, in the case of a nonsubserviced Home Equity Loan, by the Master Servicer) equal to the product of (i) the Subservicing Fee Rate divided by 12 and (ii) the Pool Balance as of the first day of such Collection Period.

               Subservicing Fee Rate: With respect to each Home Equity Loan, 0.50% per annum.

               Substitution Adjustment Amounts: With respect to any Eligible Substitute Loan and any Deleted Loan, the amount, if any, as determined by the Master Servicer, by which the aggregate principal balance of all such Eligible Substitute Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Loans (after application of the principal portion of the monthly payments due in the month of substitution that are to be distributed to the Payment Account in the month of substitution).

               Teaser Loan: Any Home Equity Loan which, as of the Cut-off Date, has a Loan Rate that is less than the sum of the Index at the time of origination plus the applicable Gross Margin.

               Telerate Screen Page 3750: The display designated as page 3750 on the Moneyline Telerate Capital Markets Reports (or (i) such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) or (ii) if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer and the Credit Enhancer.

               Term Notes: The Class A Notes.

               Transfer:   Any   direct  or  indirect  transfer,  sale,  pledge,
hypothecation or other form of assignment of any Ownership Interest in a Certificate.

               Transfer Date:   As defined in Section 3.15(c) of  the  Servicing
Agreement.

               Transfer Notice Date:   As  defined  in  Section  3.15(c)  of the
Servicing Agreement.

               Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

               Transferor:   Any  Person  who is  disposing  by Transfer  of any
Ownership Interest in a Certificate.

               Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous
provisions  of  final   Treasury   Regulations  or  other   successor   Treasury
Regulations.

               Trigger Event: A Trigger Event is in effect with respect to any Payment Date and the Notes if any of the following conditions are met:

               (i) if the Payment Date is occurring on or after the Payment Date in April 2009 and before the Payment Date in October 2009, the aggregate amount of Liquidation Loss Amounts on the Home Equity Loans since the Cut-off Date exceeds 1.50% plus 1/6th of 0.50% for each Payment Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

               (ii) if the Payment Date is occurring on or after the Payment Date in October 2009 and before the Payment Date in October 2010, the aggregate amount of Liquidation Loss Amounts on the Home Equity Loans since the Cut-off Date exceeds 2.00% plus 1/12th of 0.50% for each Payment Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

               (iii) if the Payment Date is occurring on or after the Payment Date in October 2010 and before the Payment Date in October 2011 the aggregate amount of Liquidation Loss Amounts on the Home Equity Loans since the Cut-off Date exceeds 2.50% plus 1/12th of 0.50% for each Payment Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

               (iv) if the Payment Date is occurring on or after the Payment Date in October 2011 and before the Payment Date in October 2012, the aggregate amount of Liquidation Loss Amounts on the Home Equity Loans since the Cut-off Date exceeds 3.00% plus 1/12th of 0.50% for each Payment Date within such period of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

               (v) if the Payment Date is occurring on or after the Payment Date in October 2012, the aggregate amount of Liquidation Loss Amounts on the Home Equity Loans since the Cut-off Date exceeds 3.50% of the aggregate Cut-off Date Loan Balances of the Home Equity Loans; or

               (vi) if on any Payment Date on or after the Stepdown Date, the Rolling Three Month Delinquency Percentage is equal to or in excess of 3.50%.

               Trust: The Home Equity Loan Trust 2006-HSA5 to be created pursuant to the Trust Agreement.

               Trust  Agreement:  The Amended   and  Restated  Trust  Agreement,
dated as of the Closing Date, between the Owner Trustee and the Depositor.

               Trust Estate: The meaning specified in the Granting Clause of the Indenture.

               Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

               UCC: The Uniform Commercial Code, as amended from time to time, as in effect in the States of New York, Delaware or Minnesota, as applicable.

               Underwriters:   Goldman,  Sachs &  Co.  and  Residential  Funding
Securities, LLC.

               Undercollateralization Amount: Initially equal to approximately $1,470,311.42. With respect to any Payment Date, the amount, if any, by which the aggregate Security Balance of the Notes on such Payment Date exceeds the Pool Balance as of the last day of the related Collection Period (after application of Net Principal Collections or Principal Collections, as the case may be, for such date).

               Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

               United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) or any political subdivision thereof, or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in
Section 7701(a)(30)(E) of the Code.

               Variable  Funding Notes:   The Notes  designated as the "Variable
Funding Notes" in the Indenture, including any Capped Funding Notes.